Exhibit 10.1

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1.	Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference puposes only as of July 1, 2016, is made by and between 2383 UTAH, LLC, a Delaware limited liability company (“Lessor”) and KITE PHARMA, INC., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lese, commonly known by the street address of 2383 Utah Avenue, Suite A, located in the City of El Segundo, County of Los Angeles, State of California, with zip code 90245, as outlined on ~~Exhibit~~ the Addendum attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): the approximately 60,000 rentable square feet of space known as Suite A and located in the Building (as defined below).

In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises and located at 2383 Utah Avenue, El Segundo, CA 90245 (“Building”) and to the common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b) Parking: See Addendum ~~unreserved vehicle parking spaces~~. (See also Paragraph 2.6)

1.3 Term: Nine (9) years and six (6) months (“Original Term”) commencing February 1, 2017 (“Commencement Date”) and ending July 31, 2026 (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing See Addendum (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $     See Addendum ~~per month (“Base Rent”), payable on the day of each month commencing~~. (See also Paragraph 4)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Addendum~~Paragraph~~

1.6 Lessee’s Share of Common Area Operating Expenses for the Building:                      percent (39.45%) (“Lessee’s Share”). In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $176,400.00 for the ~~period~~ first (1st) month of the Term.

~~(b) Common Area Operating Expenses: $        for the period                .~~

~~(c) Security Deposit: $        (“Security Deposit”). (See also Paragraph 5)~~

~~(d) Other: $        for                    .~~

(e) Total Due Upon Execution of this Lease: $176,400.00.

1.8 Agreed Use: General office, biotechnology, biotechnology manufacturing, research and development, and other uses consistent with or incidental to the foregoing, and for no other purposes or uses whatsoever except as set forth in Paragraph 6 of this Lease below. (See also Paragraph 6)

1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15 and 25)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☒ Jones Lang LaSalle Americas, Inc. represents Lessor exclusively (“Lessor’s Broker”);

☒ CBRE, Inc. represents Lessee exclusively (“Lessee’s Broker”); or

☐                     represents both Lessor and Lessee (“Dual Agency”).

~~(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of            or        % of the total Base Rent) for the brokerage services rendered by the Brokers.~~

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by None (“Guarantor”). (See also Paragraph 37)

1.12 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒ an Addendum consisting of Paragraphs 51 through 71;

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☒	a site plan depicting the Premises;
☒	a site plan depicting the Project;
☒	a current set of the Rules and Regulations for the Project;
☒	a current set of the Rules and Regulations adopted by the owners’ association;
☒	a Work Letter;
☒	other (specify); Form of Irrevocable Letter of Credit.

2.	Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the actual rentable square footage of the Premises shall be as set forth in the approved Final Space Plan (as defined in Exhibit B to the Addendum) ~~Base Rent stated herein is NOT tied to square footage~~ and is not ~~otherwise~~ subject to adjustment. ~~should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.~~ Within ten (10) days of Lessor’s approval of the Final Space Plan, Lessor and Lessee shall execute a written addendum to the Lease in the form of Exhibit D to the Addendum confirming, among other things, the rentable square footage of the Premises, the Base Rent, Lessee’s Share and any other items in the Lease that are affected by any such change in the rentable square footage of the Premises.

2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (‘Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7). Lessor also warrants, that unless otherwise specified in writing, Lessor is unaware of (i) any recorded Notices of Default affecting the Premises; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting the Premises. See Addendum

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within ~~6 months~~ 1 year following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building~~,~~ (excluding the remediation of any Hazardous Substance, but except to the extent caused by Lessee’s specific use or improvement of the Premises), or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows: See Addendum.

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use or improvement of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof.~~, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.~~

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then payment for such capital expenditure shall be as set forth in Section 55 of the Addendum. ~~Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.~~

(c) Notwithstanding the above, or Section 58 of the Addendum, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

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2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6 Vehicle Parking. Lessee shall be entitled to use the number of parking spaces specified in ~~Paragraph 1.2(b)~~ Section 52. of the Addendum on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. See Addendum. In addition:

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project. See Addendum

2.10 Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.	Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3 Delay In Possession. Lessor agrees to use ~~its best~~ commercially reasonable efforts to deliver possession of the Premises to Lessee ~~by the Commencement Date~~ in accordance with the timing set forth in Section 53 of the Addendum. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. ~~Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the~~

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~~Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent to the extent applicable, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.	Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with Section 58 of the Addendum ~~the following provisions:~~.

~~(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs relating to the ownership and operation of the Project, including, but not limited to, the following:~~

~~(i) The operation, repair and maintenance, in neat, clean, good order and condition , and if necessary the replacement, of the following:~~

~~(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems and roof drainage systems.~~

~~(bb) Exterior signs and any tenant directories.~~

~~(cc) Any fire sprinkler systems.~~

~~(dd) All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.~~

~~(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.~~

~~(iii) The cost of trash disposal, pest control services, property management, security services, owners’ association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.~~

~~(iv) Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.~~

~~(v) Real Property Taxes (as defined in Paragraph 10).~~

~~(vi) The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.~~

~~(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.~~

~~(viii) Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.~~

~~(ix) The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month.~~

~~(x) The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.~~

~~(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.~~

~~(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.~~

~~(d) Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses for the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.~~

~~(e) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.~~

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

~~5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security~~

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~~Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.~~

6.	Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use~~, or any other legal use which is reasonably comparable thereto,~~ and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (~~i~~a) the installation or use of any above or below ground storage tank, (~~ii~~b) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (~~iii~~c) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use described in clause (a), and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance. Notwithstanding the foregoing, Lessee shall provide Lessor with a written list of any and all Hazardous Substances used in, on, under, or about the Premises in the normal course of the Agreed Use, in connection with Lessor’s bona fide financing or sale of the Premises or Project, promptly upon Lessor’s written request for such information.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party invitee.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party invitee (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances existing on the Premises prior to Lessor’s delivery of the Premises to Lessee ~~Lessee taking possession~~ or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the sole responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessor’s delivery of the Premises to Lessee or to the extent arising from the gross negligence or willful misconduct of Lessor, its agents or employees ~~the Lessee taking possession~~, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

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(g) Lessor Remediation ~~Termination Option~~. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements at Lessee’s sole cost and expense and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor shall ~~may, at Lessor’s option, either (i)~~ investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense~~, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination~~.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, and the requirements of any applicable fire insurance underwriter or rating bureau~~, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises,~~ without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of any of the following as soon as Lessee has knowledge thereof: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements for which Lessee is responsible under this Lease, or a Hazardous Substance Condition (see Paragraph 9.1) for which Lessee is responsible under this Lease is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination for which Lessee is responsible under this Lease. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7.	Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, with the exception of structural elements or systems not exclusively serving the Premises, except to the extent altered by Lessee ~~no matter where located~~), and Alterations in good order, condition and repair reasonable wear and tear excepted (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, and (ii) boiler and pressure vessels~~, and (iii) clarifiers~~. However, if Lessee fails to maintain such contracts, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the reasonable cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the reasonable cost thereof.

                (d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of years of amortization of the item as reasonably determined by Lessor ~~144 (ie. 1/144th of the cost per month)~~. Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-21-03/15E

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not adversely affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor ~~chosen and/or~~ approved by Lessor which approval shall not be unreasonably withheld, conditioned or delayed. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. ~~For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.~~

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. ~~If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.~~

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. Within 14 days after receiving written notice of any Alteration or Utility installation (or concurrently with Lessor’s approval of any of the same requiring Lessor’s consent). Lessor shall notify Lessee in writing whether Lessee shall be required to remove any portion of the Alteration or Utility installation upon the expiration or earlier termination of this Lease. ~~By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease.~~ Lessor may require the removal at any time of all or any part of any ~~Lessee Owned~~ Alterations or Utility Installations made without the required consent. Notwithstanding the foregoing, Lessee shall not be required to remove the initial Alterations to, and initial Utility installations in, the Premises.

                (c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party invitee or licensee (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.	Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense to the extent permitted under Section 58 of the Addendum. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-21-03/15E

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall ~~not~~ be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage ~~(except the perils of flood and/or earthquake unless required by a Lender)~~, including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $25,000 ~~1,000~~ per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a ‘Waiver of Subrogation’ endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor unless cancellation is for non-payment of premium, whereby 10 days’ notice will be provided. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. ~~Without affecting any other rights or remedies, Lessee and Lesser each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.~~ See Addendum

8.7 Indemnity. Except to the extent of Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities (collectively, “Claims”) arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor or Lessee by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. See Addendum

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

~~8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such~~

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~~increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.~~

9.	Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in ~~3~~ 9 months or less from the date of the damage or destruction, in the opinion of a licensed contractor mutually approved by Lessee and Lessor (the “Approved Contractor”) ~~and the cost thereof does not exceed a sum equal to 6 month’s Base Rent~~. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in ~~3~~ 9 months or less from the date of the damage or destruction as determined by the Approved Contractor ~~and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent~~. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), and/or covered by the additional insurance actually in effect, irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 business days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 business day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 business days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor ~~may~~ must either: (i) repair such damage as soon as reasonably possible at Lessor’s expense (subject to reimbursement pursuant to Paragraph 4.2), in which event this Lease shall continue in full force and effect, or (ii) if the cost of repair as reasonably determined by the Approved Contractor exceeds the insurance proceeds attributable to such Premises Partial Damage received by Lessor from Lessor’s insurance policy, if any, by more than Two Million Dollars ($2,000,000.00), Lessor may, in lieu of restoration under (i) above, elect to terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 30 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the portion of the cost of repair that exceeds the amount of insurance proceeds attributable to such damage received by Lessor from Lessor’s insurance carrier by more than Two Million Dollars ($2,000,000.00) repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, ~~Lessor~~ either party may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds received by Lessor from Lessor’s insurance carrier, if any, in excess of Two Million Dollars ($2,000,000) and attributable to such damage ~~(or adequate assurance thereof)~~ needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds pursuant to (b) hereinabove. ~~(or adequate assurance thereof) to cover any shortage in insurance proceeds,~~ Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible in accordance with Paragraphs 9.2 and/or 9.3 above, as applicable and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage (including the period of time (not to exceed 90 days if the damage was an Uninsured Loss) necessary for repair and restoration by

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Lessee of the Lessee Owned Alterations and Utility installations and Lessee’s Trade Fixtures and Lessee’s reopening for business) shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. If Lessee reasonably determines to not operate its business in the Premises as a result of such damage or the repair and restoration thereof, and does not operate, Rent shall fully abate (for a period not to exceed ninety (90) days if the damage was an Uninsured Loss) until Lessee again commences to operate its business in any portion of the Premises. To the extent Lessee continues to operate its business in the Premises during Lessor’s repair and restoration of the damage, Lessor shall use commercially reasonable efforts to minimize the effect Lessor’s repair and restoration will have on Lessee’s business. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided in this Lease or to the extent of Lessor’s gross negligence or willful misconduct ~~herein~~.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, in addition to all other rights and remedies of Lessee at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Lessee Termination Right. In the event of any damage or destruction to the Premises, Lessee shall have the right, in addition to all other rights of Lessee, to terminate this Lease: (i) if the repair of the Premises does not reasonably appear to be capable of being completed, in the reasonable opinion of the Approved Contractor, within 9 months from the date the Premises is damaged or destroyed, by delivering written notice to Lessor thereof within 30 days after the Approved Contractor’s determination; or (ii) if such repairs are not actually completed within 9 months from the date the Premises is damaged or destroyed, then within 30 days after the expiration of such 9 month period, provided such termination right shall terminate if Lessor substantially completes the repair or restoration prior to Lessee’s delivery of such termination notice.

10.	Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 ~~Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive~~ Intentionally Omitted.

        10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.	Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) Subject to Paragraph 12.2(h) (as added by Paragraph 61 of the Addendum), ~~T~~the involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an

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amount greater than 25% of such Net Worth as it ~~was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it~~ exists immediately prior to said transaction or transactions constituting such reduction, ~~whichever was or is greater,~~ shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(d).~~or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.~~

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief plus prevailing party costs per Paragraph 31 of this Lease, below.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease (except, with respect to a sublessee, only as to the portion of the premises being subleased), (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee (if they are in default of their sublease), without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than Lessee’s financial obligations in the case of a sublease, and such other obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor except to the extent actually received by Lessor and acknowledged in writing by Lessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent in accordance with the same standards set forth herein and subject to the same limitations set forth herein.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.	Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease beyond any applicable grace period. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

                (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder~~, whether to Lesser or to a third party,~~ when due, to provide reasonable evidence of insurance ~~or surety bond~~, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ~~3~~5 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT ~~OR SECURITY DEPOSIT~~SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

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(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of physical waste, act or acts constituting ~~public or private~~ nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) intentionally deleted ~~evidence concerning any guaranty and/or Guarantor,~~ (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 business days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within ~~30 60~~ days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within ~~30 60~~ days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially and knowingly false.

~~(h) If the performance of Lessee ‘ s obligation under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor ‘ s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor ‘ s becoming insolvet or the subject of a bankrupty filing, (iv) a Guarantor ‘ s refusal to honor the guaranty, or (v) a Guaranter ‘ s breach of its guaranty obligation on as anticipatory basis, and Lessee ‘ s failure, which 60 days following written notice of any such event, to provide written alternative assuarance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Gurantors that existed at the time of execution of this Lease.~~

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession. See Addendum

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

~~13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee ‘ s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions , ” shall be deemed conditioned upon Lessee ‘ s full and faithful performance of all of the terms, co venants and conditions of this L ease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent., other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to lessor, notwithstanding any subsequent sure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.~~

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-21-03/15E

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to ~~10%~~ 5% of each such overdue amount or $100, whichever is greater; provided, however, notwithstanding the foregoing, on the first occasion of Lessee’s late payment during any given 12 month period, Lessor shall give Lessee written notice of such late payment and Lessee shall have a period of 5 days thereafter in which to make such payment before any late charges are accessed against Lessee. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that Lessor’s breach results in an imminent threat to the health and safety of occupants or prevents Lessee from reasonable use of the Premises and neither Lessor nor Lender cures said breach within 30 days after receipt of said notice (except in the case of an emergency or hazardous condition whereby the cure of such default should reasonably be commenced earlier than such 30 day period, in which case Lessee shall deliver reasonable notice to Lessor under the circumstances with written notice from lessee of such condition to follow), or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If (a) more than 10% of the floor area of the Unit, or more than 25% of the parking spaces is taken by Condemnation, (b) in Lessee’s judgment, Lessee’s use has been materially impaired by any condemnation; provided that Lessee does not thereafter occupy or use the Premises, or (c) 30% or more of Lessee’s parking spaces are taken by condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ~~10~~ 30 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ~~10~~30 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession; provided, however, if Lessor is able to provide reasonable alternative parking within 30 days of receipt of Lessee’s termination notice with respect to a termination under subsection (c) hereinabove, Lessee shall have no right to terminate this Lease pursuant to such subsection (c), and this Lease shall continue in full force and effect, unless otherwise terminated by Lessee in accordance with the terms of this Paragraph 14. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill, and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

~~15. Brokerage Fees.~~

~~15.1 Additional Commission. In addition to the payment owe pursuant to paragraph 1.9 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessor exercise any Option, (b) if Lessee or anyone affiliated with Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premise ‘ s, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause her e in, then, Lessor shall pay Brokers as fee in accordance with the fee schedule of the Brokers in effect at the time the Lease was executed.~~

~~15.2 Assumption of Obligation. Any buyer or transferee of Lessor ‘ s interest in this Lease shall be deemed to have assumed Lessor ‘ s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee ‘s Broker when due, Lessee’ s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee ‘ s Broker shall be deemed to b e a third party beneficiary of any commission agreement entered into by and / or between Lessor and Lessor ‘ s Broker for the limited purpose of collection any brokerage fee owed.~~

~~15.3 Representations and Indemnities of Broker Relationships. Lesse e and Lessor each r e present and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder ‘ s fee in connection herewith. Lessee and Less o r do each her e by agree to in do mnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expensed. Atternys ‘ fees reasonably incurred with respect there to.~~

16.	Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-21-03/15E

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. ~~In addition, Lessee acknowledges that any failure in its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be externaly difficult to ascertain. Accordingly should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessor’s Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.~~

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises (and the proceeds derived therefrom by Lessor), and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction. See Section 69 of the Addendum.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.	Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile or electronic mail transmission, or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.	Waivers.

(a) No waiver by a party ~~Lesser~~ of the Default or Breach of any term, covenant or condition hereof by the other party, ~~Lessee~~ shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by the other party ~~Lessee~~ of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor or the payment of Rent by Lessee shall not be a waiver of any Default or Breach by the other party. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.	Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-21-03/15E

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) Brokers have no responsibility with respect to any Default or Breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee. See Section 69 of the Addendum

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance. See Addendum

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. ~~Further, within 60 30 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lesser is unable to provide the Non-Disturbance Agreement using commercially reasonable efferts within 30 said 60 days, then~~ Lessee shall have the right,~~may~~ at Lessee’s option, to directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-21-03/15E

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice (but subject to Lessee’s reasonable security requirements and execution of Lessee’s commercially reasonable non-disclosure documentation for entry during a non-emergency) for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee, except as set forth in Section 69 of the Addendum. Lessor shall use commercially reasonable efforts to minimize interference with Lessee’s use and enjoyment of the Premises.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. See Addendum ~~Lessor may place on the Premises ordinary “ For Sale ” signs at any time and ordinary “ For Lease ” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lesser ‘ s prior written consent. All signs must comply with all Applicable Requirements.~~

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to ~~an assignment, a subletting or~~ the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. ~~Guarantor.~~

~~37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under the Lease.~~

~~37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide; (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor ‘ s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect. Intentionally Omitted.~~

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted any option, as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Named ~~Original~~ Lessee. Any Option granted to Lessee in this Lease is personal to the Named Lessee (as defined in Section 54 of the Addendum) or any Permitted Transferee (as defined in Section 62 of the Addendum), and cannot be assigned or exercised by anyone other than said ~~original~~ Named Lessee or Permitted Transferee and only while the ~~original~~ Named Lessee and/or any Permitted Transferee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease~~., or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or net the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.~~

~~(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).~~ Intentionally Omitted.

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with or materially increase the cost to Lessee hereunder for the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. Performance Under Protest. . If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-21-03/15E

recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

49. Accessibility; Americans with Disabilities Act.

(a) The Premises: ☐ have not undergone an inspection by a Certified Access Specialist (CASp). ☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. ☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.

(b) Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense. Lessor shall, at its sole cost, cause all portions of the common areas of the Building to comply with Applicable requirements, including without limitation, any and all modifications or additions in or to be in ADA compliance, except to the extent caused by Lessee’s specific use or improvement.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Executed at:
On:	On:

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-21-03/15E

By LESSOR:		By LESSEE:

2383 Utah, LLC,		Kite Pharma, Inc.,
a Delaware limited liability company		a Delaware corporation

By:	2383 UTAH INDUSTRIAL CAPITAL, LLC, a California limited liability company	By:	/s/ Paul Jenkinson
By:	BIG UTAH PARTNERS, LLC, a California	Name Printed:	Paul Jenkinson
	limited liability company, its Managing	Title:	CFO
Member
By:	HEARTLAND INVESTMENTS, INC., a	By:
	California corporation, its Manager	Name Printed:
By:		Title:
	Lawrence N. Field, President	Address:

By:	/s/ Lawrence N Field	Telephone:( )
Name Printed:	Lawrence N Field	Facsimile:( )
Title:	President	Email:
Email:
By:		Federal ID No.
Name Printed:
Title:
Address:

Telephone:( )
Facsimile:( )
Email:
Email:
Federal ID No.

BROKER:		BROKER:

Attn:		Attn:
Title:		Title:
Address:		Address:
Telephone:( )		Telephone: ( )
Facsimile:( )		Facsimile:( )
Email:		Email:
Federal ID No.		Federal ID No.

Broker/Agent BRE License #:	Broker/Agent BRE License #:

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©Copyright 1999 By AIR Commercial Real Estate Association.

All rights reserved. No part of these works may be reproduced in any form without permission in writing.

INITIALS	PAGE 18 OF 18	INITIALS

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM MTN-21-03/15E

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—NET

THIS ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—NET (“Addendum”) is made and entered into by and between 2383 UTAH, LLC, a Delaware limited liability company (“Lessor”) and KITE PHARMA, INC., a Delaware corporation (“Lessee”), dated for reference purposes as of the date set forth on the first page of that certain Standard Industrial/Commercial Multi-Tenant Lease-Net (the “Lease”) between Lessor and Lessee to which this Addendum is attached and incorporated. The terms, covenants and conditions set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent with any provisions of the Lease, the provisions of this Addendum shall supersede and control. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

51. Project. Section 1.2(a) of the Lease is hereby supplemented with the following:

As used in this Lease, “Project” shall mean the entire real estate project consisting of (i) the Building, (ii) the land and improvements commonly known as 2355 Utah Avenue, El Segundo, California, and (iii) any additional land and/or improvements that Lessor may add or construct after the date hereof in Lessor’s discretion.

52. Parking. The following shall constitute subsection 1.2(b) of the Lease:

1.2(b) From and after the Commencement Date, and continuing through the Expiration Date, Lessee shall lease from Lessor two hundred forty (240) parking spaces on a non-exclusive basis in the parking area (the “Parking Area”) designated on the site plan (the “Site Plan”) attached hereto as Exhibit A (the “Parking Spaces”). Commencing on the Commencement Date and continuing through the Expiration Date, Lessee shall pay to Lessor, as Additional Rent on a monthly basis, the following amounts per Parking Space required to be leased by Lessee pursuant to the terms of this Section 1.2(b):

Period	Parking Rate Per Parking Space Per Month
2/1/17 – 12/31/17	$ 65.00
1/1/18 – 12/31/18	$ 72.00
1/1/19 – 12/31/19	$ 79.00
1/1/20 – 12/31/20	$ 86.00
1/1/21 – 12/31/21	$ 93.00
1/1/22 – 12/31/22	$100.00
1/1/23 – 12/31/23	$105.00
1/1/24 – 12/31/24	$110.25
1/1/25 – 12/31/25	$115.76
1/1/26 – 7/31/26	$121.55

Subject to Section 14 of the Lease, Lessor shall not be liable to Lessee, nor shall this Lease be affected in any way, by reason of any moratorium, initiative, referendum, statute, regulation or other governmental action which could in any manner prevent or limit the parking rights of

Lessee hereunder, unless the actual number of parking spaces available to Lessee are reduced, in which event there shall be an equitable adjustment in the parking charges payable by Lessee under this Section 52 based upon such reduction in parking spaces. Any government charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises shall be payable by Lessee.

The parties acknowledge that Lessor is in receipt of Lessee’s “gate plan” dated May 1, 2016 (the “Gate Plan”), which addresses the traffic flow of Lessee’s employee, visitor and delivery vehicles and security of the Premises. Lessor agrees to (i) consider the Gate Plan as part of the overall parking management plan for the Project, (ii) keep Lessee informed Lessor’s planning for informational purposes and input, and (iii) maintain communication with Lessee to the point of commencement of any site modifications. Lessor, at its sole cost, will make any gate and other site modifications consistent with the property architecture design and parking control standards for comparable properties. The target completion date for Lessor’s gate modifications is no later than the Commencement Date for Lessee’s premises at 2383 Utah Avenue, El Segundo.

53. Delivery of Premises; Early Possession. Notwithstanding anything to the contrary set forth in Section 1.4 of the Lease, Lessor shall deliver the Premises to Lessee in the condition required by the Lease promptly following the mutual execution and delivery of the Lease by Lessor and Lessee. The terms of the Lease applicable to Tenant’s lease of the Premises prior to the Commencement Date (including, without limitation, Lessee’s payment obligations during such time period) are set forth in Section 3.2 of the Lease; provided, however, the penultimate sentence of such Section 3.2 is hereby deleted and replaced with the following: “Following Lessor’s delivery of the Premises to Lessee in accordance with the terms hereof, Lessee shall have the right to occupy the Premises prior to the Commencement Date for the purposes of constructing the “Lessee Improvements,” as that term is defined in the Work Letter and/or for any other purpose permitted under the terms of the Lease (including the right to operate its business from the Premises to the extent permitted by applicable laws), provided that (i) Lessee shall give Lessor at least five (5) days’ prior notice of any such occupancy of the Premises, (ii) all of the terms and conditions of the Lease shall apply (other than Lessee’s obligation to pay Base Rent and Lessee’s Share of Common Area Operating Expenses and Tax Expenses) as though the Commencement Date had occurred (although the Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 1.3 of the Lease). Lessee hereby acknowledges that Lessor may be performing the Demising Work (as that term is defined in Section 57 below) during Lessee’s occupancy of the Premises and that the performance of such Demising Work shall in no way constitute a constructive eviction of Lessee. Further, the parties shall cooperate in connection with the performance of any work permitted or required under the Lease by or on behalf of either party prior to the Commencement Date.” Pursuant to California Civil Code Section 1938, Lessor hereby certifies to Lessee that, as of the date of the mutual execution and delivery of the Lease by Lessor and Lessee, the applicable portion of the Project of which the Premises forms a part has not undergone inspection by a “Certified Access Specialist” (CASp).

54. Base Rent for Premises. The following shall be added to Section 1.5 of the Lease and shall constitute the Base Rent Schedule for the Premises:

Period	Per Rentable Square Foot Per Month	Monthly Base Rent
2/1/17 – 12/31/17	$2.94	*$	176,400
1/1/18 – 12/31/18	$3.02	*$	181,200
1/1/19 – 12/31/19	$3.11	*$	186,600
1/1/20 – 12/31/20	$3.21	*$	192,600
1/1/21 – 12/31/21	$3.30	*$	198,000
1/1/22 – 12/31/22	$3.40	*$	204,000
1/1/23 – 12/31/23	$3.51	*$	210,600
1/1/24 – 12/31/24	$3.61	*$	216,600
1/1/25 – 12/31/25	$3.72	*$	223,200
1/1/26 – 7/31/26	$3.83	*$	229,800

*Notwithstanding anything to the contrary contained in the Lease, but subject to the terms of this Section 1.5, provided Lessee is not then in Breach of the Lease beyond any applicable cure period, the monthly installments of Base Rent otherwise payable by Lessee under the Lease shall be abated for the following months: February 2017, February 2018, February 2019, February 2020, February 2021, February 2022, and February 2023. Lessee shall pay all other amounts due in connection with the Lease during such months, including, without limitation, Common Area Operating Expenses. The abatement granted under this paragraph is personal to the lessee named in the preamble to the Lease (“Named Lessee”) and any Permitted Transferee (as hereinafter defined) only, and shall not be applicable to any other assignee, subtenant, transferee or successor.

The parties acknowledge that the Base Rent set forth in the schedule hereinabove is subject to change in the event the approved Final Space Plan indicates a rentable square footage of other than 40,000, and in such event, any such changes shall be confirmed by the parties in writing in accordance with the last sentence of Section 2.1 of the Lease.

55. Letter of Credit. The following shall be added as Section 5 of the Lease:

(i) Delivery. In conjunction with Lessee’s execution of this Lease, Lessee shall furnish Lessor, a clean, unconditional and irrevocable letter of credit (the “Letter of Credit”) issued by a commercial bank reasonably approved at all times by Lessor and satisfactory to any rating agency that is then rating securities based in part upon a mortgage or deed of trust encumbering the Premises and/or Project, as security for performance of Lessee’s obligations under this Lease. The Letter of Credit shall be in the initial amount of Two Million, One Hundred Twenty-One Thousand Six Hundred and 00/100 Dollars ($2,121,600.00) (the “LC Amount”), subject to reduction to the extent hereinafter provided (and also subject to change in connection any changes to the rentable square footage of the Premises in accordance with the last sentence of Section 2.1 of the Lease). The Letter of Credit shall be in the form of Schedule 1 attached hereto and shall have a term of not less than one (1) year. Lessee shall keep the Letter of Credit in full force and effect at all times during the Term and for ninety (90) days after the expiration or earlier termination of the Term. Failure to provide, renew or replace the Letter of Credit as aforesaid shall constitute a default under this Lease and, at Lessor’s option, Lessor shall be entitled to draw down all or any portion of the Letter of Credit and apply the funds drawn in accordance with the next succeeding sentence or hold the same; provided, however, in the event

Lessee replaces the full amount (as then required under this Lease) of the Letter of Credit in accordance with the terms of this Lease, then so long as Lessee is not then in default under this Lease, Lessor shall return the unapplied amount (if any) of the Letter of Credit to Lessee, or the issuing bank, as directed by Lessee in writing. In the event of a Breach by Lessee under this Lease, Lessor shall be entitled to (but shall not be required to) draw upon the Letter of Credit as Lessor deems necessary to pay Rent and/or any other amounts that Lessor may be entitled to under this Lease or under applicable laws.

(ii) Application. Lessee’s obligation to furnish and any use, application or retention by Lessor of all or any part of the proceeds of the Letter of Credit shall not be deemed in any way to constitute liquidated damages for any default by Lessee under this Lease, or to limit the remedies to which Lessor is otherwise entitled under the terms of this Lease. If the Letter of Credit is drawn by Lessor in connection with any Breach under this Lease by Lessee, then such Breach shall not be deemed to be cured unless and until the Letter of Credit is restored to the then applicable LC Amount within five (5) business days after such draw and Lessor is reimbursed for any and all costs, damages and expenses incurred or suffered by Lessor in connection with such default.

(iii) Not a Security Deposit. The parties hereto (A) recite that the Letter of Credit and/or any cash held by Lessor after a draw upon the Letter of Credit, as the case may be, is not intended to serve as a security deposit and any and all provisions of applicable law applicable to security deposits in the commercial context, including, without limitation, Section 1950.7 of the California Civil Code (or any successor statute) and/or any statute or law that provides that Lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Lessee or to clean the Premises (collectively, “Security Deposit Laws”), shall have no applicability or relevance thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have under, relating to or arising from the Security Deposit Laws.

(iv) Transfer. The parties agree that the Letter of Credit shall be transferable by Lessor one or more times. Any such transfer shall be effected through the bank issuing the Letter of Credit at no cost to Lessor. Lessee agrees to cooperate with Lessor in connection with any transfer of the Letter of Credit, including, without limitation, by the execution and delivery of any documents or instruments reasonably necessary for Lessor or its transferee to obtain evidence reasonably satisfactory to Lessor or such transferee, as applicable, that the Letter of Credit has been duly transferred. In addition, any transfer fee to be paid in connection with any such transfer shall be paid by Lessee, but the payment of any such transfer fee shall not be a condition to the validity or effectiveness of such transfer or the Letter of Credit.

(v) Conditional Reduction of LC Amount. Provided that Lessee is not then in Breach under this Lease at the time of any scheduled reduction of the Letter of Credit amount provided for in this paragraph and has not previously committed three (3) monetary breaches under this Lease and does not subsequently commit a monetary Breach under this Lease, the LC Amount shall be reduced to (A) $1,856,400.00 upon the expiration of the twenty-fourth (24th) complete calendar month of the Term, (B) $1,591,200.00 upon the expiration of the thirty-sixth (36th) complete calendar month of the Term, (C) $1,326,000.00 upon the expiration of the forty-eighth

(48th) complete calendar month of the Term, (D) $1,060,800.00 upon the expiration of the sixtieth (60th) complete calendar month of the Term, (E) $795,600.00 upon the expiration of the seventy-second (72nd) complete calendar month of the Term, (F) $530,400.00 upon the expiration of the eighty-fourth (84th) complete calendar month of the Term, and (G) $265,200.00 upon the expiration of the ninety-sixth (96th) complete calendar month of the Term. Notwithstanding the foregoing, in the event Lessee is in default under the Lease at any time after the ninety-sixth (96th) complete calendar month of the Term, the Letter of Credit amount shall increase to twice the then-current Base Rent.

56. Intentionally Omitted.

57. Condition. Section 2.2 is hereby supplemented with the following:

Lessee hereby acknowledges and agrees that, prior to the execution of this Lease, Lessee has performed all inspections of the Premises that Lessee deems necessary or appropriate. Lessee acknowledges that, except as otherwise specifically provided in the Lease, Lessee is leasing the Premises on an “as is, where is” basis. Subject to Sections 2.2 and 2.3 of the Lease and the terms and provisions of the work letter attached hereto as Exhibit B and incorporated herein by this reference (the “Work Letter”), Lessee’s taking possession of the Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Premises were in good order and satisfactory condition. No promise of Lessor to alter, remodel, repair, or improve the Premises, and no representation, express, or implied, respecting any manner or thing relating to the Premises or this Lease (including, without limitation, the condition thereof) have been made to Lessee by Lessor or its broker or sales agent, other than as is expressly set forth in this Lease. Notwithstanding the foregoing, Lessor shall perform demising work in the Premises on or before December 1, 2016 in order to cause the general layout of the Premises to be in substantial conformance with the Final Space Plan (as that term is defined in Exhibit B attached hereto) (the “Demising Work”).

58. Lessor Maintenance Obligations; Common Area Operating Expenses.

The following shall be added to the end of Section 7.2 of the Lease:

Notwithstanding the foregoing or anything else to the contrary contained in this Lease, subject to reimbursement as a part of Common Area Operating Expenses as hereinafter provided, Lessor shall maintain and repair the structural portions of the Premises, the roof, all building systems delivering (but not distributing) utilities and services to the Premises, and all equipment serving the Premises.

The following shall be added as Section 7.5 of the Lease:

Lessee shall pay directly to the service provider for all utilities, janitorial and other services for the Premises. In addition, at all times from and after the Commencement Date, Lessee shall pay to Lessor in advance, on the first day of each calendar month, an amount reasonably estimated by Lessor to be the monthly amount (“Monthly Impound”) of Lessee’s

Share of the Common Area Operating Expenses (as hereinafter defined). The Monthly Impound may be adjusted periodically by Lessor based on Lessor’s reasonable estimate of anticipated costs for Common Area Operating Expenses. As used herein, “Common Area Operating Expenses” means all costs and expenses incurred by Lessor in (a) operating, managing, servicing, repairing, maintaining and replacing the items Lessor is obligated to maintain and repair under Section 7.2 of this Lease, (b) operating, managing, policing, insuring, servicing, repairing, maintaining and replacing any areas of the Building and/or Project provided for use by tenants of the Building and/or Project (collectively, the “Common Area”) and any common facilities (“Common Facilities”); (c) maintaining, repairing and replacing the exterior surface of exterior walls and roofs of the Building and/or any buildings from time to time constituting any portion of the Project; and (d) operating, insuring, repairing, replacing and maintaining the Utility Facilities (as hereinafter defined). “Utility Facilities” are defined to include but are not limited to, mechanical, electrical and plumbing systems, including sanitary sewer lines and systems, gas lines and services, water lines, meters and systems, fire protection lines and systems, electric power conduit, lines and transformers, exterior telephone and communication lines and systems, and storm drainage and retention facilities, if any. Common Area Operating Expenses shall include, without limitation, expenses for: air conditioning, electricity, steam, water, heating, ventilating, mechanical, exterior telephone and telecommunications systems and all other utilities and systems, landscaping and gardening, operating, maintaining, repaving and restriping of parking areas, repairs, and all labor and materials costs related thereto, security and fencing, if any, and fire protection, general maintenance, trash removal, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection therewith, wages, salaries, payroll taxes and other labor costs and employee benefits, fees, charges and other costs of all independent contractors engaged by Lessor, provided that capital expenditures shall only be included in Common Area Operating Expenses to the extent permitted under subsection (2) below and to the extent permitted under Sections 2.3 and 7.1 of this Lease; and a management fee not to exceed three and one-half percent (3.5%) of gross rents from the Project, including the Premises (the “Management Fee”); provided, however, so long as the Premises (together with any other space leased by Lessee at the Project) constitutes the largest space leased by Lessor to a single tenant entity of the Project, the Management Fee shall not exceed the lowest management fee then charged by Lessor to any other tenant at the Project. Notwithstanding the foregoing, for purposes of this Lease, Common Area Operating Expenses shall not, however, include:

(1) any payments under a ground lease or master lease relating to the Project;

(2) costs of a capital nature (including amortization payments and depreciation of any type), including but not limited to capital improvements, equipment, replacements, alterations and additions, except to the extent such costs (including amortization payments and depreciation of any type) (A) are intended as a labor saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, (B) are required under any applicable law but which were not so required prior to the date of this Lease, or (C) are incurred during an Option Period in connection with the replacement of any HVAC system serving the Premises; provided, however, that each such permitted capital expenditure shall be amortized on a straight-line basis over its useful life as Lessor shall reasonably determine in accordance with sound property management practices (including interest at the prime or reference rate of Bank of America, N.T. & S.A., on the amortized cost);1

(3) rentals for items which if purchased, rather than rented, would constitute a capital improvement, except to the extent such capital improvements would have been included as Common Area Operating Expenses pursuant to subsection (2) above;

(4) costs incurred by Lessor for the repair of damage to the Project under the terms of Section 9 of the Lease (except for commercially reasonable deductibles);

(5) the cost of any item reimbursed by insurance or condemnation proceeds under insurance policies maintained by or for Lessor (provided that Lessor shall use its good faith, commercially reasonable efforts to obtain such reimbursement);

(6) costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements made exclusively for individual tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Project;

(7) marketing, promotional and leasing costs, including but not limited to leasing commissions, real estate brokerage commissions, and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(8) costs of services, utilities, or other benefits which are not offered to Lessee or for which Lessee is charged for directly but which are provided to another tenant or occupant of the Project, without charge, including, but not limited to, above Building standard heating, ventilation and air-conditioning, janitorial services and exclusive use Common Areas;

(9) costs incurred by Lessor due to any violation of the terms and conditions of any lease of space or occupancy agreement in the Project and costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes, litigation, arbitration or potential disputes with tenants pertaining to Lessor and/or the Building and/or the Project;

(10) interest, principal, attorneys’ fees, environmental investigations or reports, points, fees and other lender costs and closing costs on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project or any part thereof or on any unsecured debt;

(11) Lessor’s general corporate overhead and general and administrative expenses, including costs incurred which relate to Lessor’s business outside the Project;

(12) salaries of officers, executives or other employees of Lessor above the grade of building and/or project manager, any affiliate of Lessor, or partners or affiliates of such partners or affiliates;

(13) all items and services for which Lessee or any other tenant in the Project is required to reimburse Lessor (other than through an operating or direct expense pass-thru provision similar to (whether on a net or gross basis) this Section 7.5);

(14) electric power or other utility costs for which any tenant directly pays any local public service company;

(15) costs incurred in connection with any governmental laws and regulations applicable to the Project to the extent in existence and being enforced as of the date Lessor delivers the Premises to Lessee, including, but not limited to life, fire and safety codes, and federal, state or local laws or regulations relating to disabled access, including, but not limited to, the Americans With Disabilities Act;

(16) costs which are actually reimbursed under any contractor, manufacturer or supplier warranty;

(17) costs, penalties, fines, or awards and interest incurred as a result of or arising from the negligence, or willful misconduct of Lessor or its agents, employees or contractors;

(18) costs arising from the presence or removal of Hazardous Substances (a) located in the Building or the Project prior to the date Lessor delivers the Premises to Lessee, including, without limitation, any costs incurred pursuant to the requirements of any governmental laws, ordinances, regulations or orders in effect and being enforced as of the date Lessor delivers the Premises to Lessee relating to health, safety or environmental conditions, including but not limited to regulations concerning asbestos, soil and ground water conditions or contamination regarding hazardous materials or substances, or (b) to the extent such presence is not caused by Lessee, its agents, contractors, employees or invitees;

(19) costs arising from any type of insurance maintained by Lessor which is not allowed to be maintained by Lessor pursuant to this Lease;

(20) costs, including but not limited to attorneys’ fees, associated with the operation of the business of the partnership or entity which constitutes Lessor as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Building, Project or any part thereof, costs of any disputes between Lessor and its employees, disputes of Lessor with Building or Project management or personnel, or outside fees paid in connection with disputes with other tenants;

(21) costs incurred in removing and storing the property of former tenants or occupants of the Project;

(22) reserves of any kind, including but not limited to replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties;

(23) costs incurred by Lessor in connection with rooftop communications equipment of Lessor or other persons, tenants or occupants on the Building or the Project to the extent such costs are not incurred for the benefit of all tenants of the Project;

(24) costs relating to any management office for the Building and/or Project;

(25) costs incurred by Lessor under Sections 6.2(e), (f) and/or (g) of the Lease; and

(26) payment of any management fee or administrative fee, whether paid to Lessor or an outside managing agent, except for the Management Fee.

Further, Common Area Operating Expenses shall be reduced on a pro rata basis by an amount equal to any and all rebates or reductions received by Lessor in connection with Lessor’s contract for utility services for the Project (but only to the extent it actually reduces amounts payable by Lessee under this Lease).

Lessor shall use commercially reasonable efforts to furnish Lessee with a statement (each, a “Statement”) covering the Lease Year (as hereinafter defined) just expired, within one hundred twenty (120) days after the end of each calendar year of the Term, or, at Lessor’s option, its fiscal year, showing the actual Common Area Operating Expenses for that year, Lessee’s Share of Common Area Operating Expenses for said calendar or fiscal year and the Monthly Impound payments made by Lessee during that year. If Lessee’s share of the Common Area Operating Expenses exceeds Lessee’s prior Monthly Impound payments, Lessee shall pay Lessor the deficiency within ten (10) business days after receipt of the annual statement. If Monthly Impound payments for the year exceed Lessee’s Share of Common Area Operating Expenses, and provided Lessee is not in arrears as to the payment of any Rent or Additional Rent, Lessee may offset the excess against the next Monthly Impounds due Lessor (or, if (a) the amount exceeds the sum of the next two (2) Monthly Impounds, or (b) after expiration or termination of this Lease, Lessor shall promptly refund such excess to Lessee). For the purposes of this Lease, the term “Lease Year” shall mean any calendar year during the Term (as the same may be extended), including the Base Year and any partial calendar year.

Lessor shall have the right to equitably allocate Common Area Operating Expenses between expenses of the Building and expenses of the entire Project. Lessee’s share (“Lessee’s Share”) of the Common Area Operating Expenses (i) shall be, if related only to the Building, thirty-nine and 45/100 percent (39.45%) and (ii) if related to the Project (including the Premises), shall be determined by multiplying the amount of the expenses equitably allocated to the Project by Lessor by a fraction, the numerator of which is the number of rentable square feet of the Premises and the denominator of which is the number of rentable square feet of all buildings in the Project (including the Premises). Notwithstanding the foregoing, the parties acknowledge that Lessee’s Share is subject to change in the event the approved Final Space Plan indicates a rentable square footage of other than 60,000, and in such event, any such changes shall be confirmed by the parties in writing in accordance with the last sentence of Section 2.1 of the Lease.

Notwithstanding the foregoing, Lessee’s Share of Controllable Common Area Operating Expenses (as hereinafter defined) for the second (2nd) Lease Year shall not exceed one hundred five percent (105%) of the actual Controllable Common Area Operating Expenses for the first (1st) Lease Year; and thereafter, in each successive Lease Year, Lessee’s Share of Controllable Common Area Operating Expenses shall not exceed a cap that increases by one hundred five percent (105%) of (a) for the second Lease Year, actual Controllable Common Area Operating Expenses incurred, and (b) for each Lease Year thereafter, the actual Controllable Common Area Operating Expenses incurred for the previous Lease Year. Notwithstanding the foregoing, in the event the Term is extended for the Option Period(s), the Controllable Common Area Operating Expenses payable by Lessee during the first (1st) year of such Extension Option(s) shall be reset to the actual amount of such Common Area Operating Expenses payable by Lessee for such year and thereafter be subject to the foregoing cap on increases set forth in this paragraph. For purposes hereof, “Controllable Common Area Operating Expenses” shall mean and refer to all Common Area Operating Expenses other than Insurance Costs (as hereinafter defined), Real Property Taxes (as hereinafter defined), security costs and utilities.

Lessee shall have one (1) year after receipt of the applicable Lessor’s Statement of Common Area Operating Expenses (and eighteen (18) months after receipt with respect to Lessor’s Statement of Common Area Operating Expenses for either of the first two (2) Lease Years occurring during the Term) within which to raise any objection to the calculations contained in such Statement, which such objection must be in writing and must set out with particularity the nature of such objection. Failure to object within such one (1) year period, or eighteen (18) months, as applicable, after receipt of any such Statement shall be deemed a waiver of any such objection with respect to such Statement. If Lessee requests within one (1) year, or eighteen (18) months, as applicable, after receipt of Lessor’s statement to audit Lessor’s records with respect to Lessor’s Statement, Lessor shall permit Lessee to audit such records, at a location designated by Lessor, provided that Lessee is not then in Breach of this Lease and that Lessee retains an independent auditor on an hourly or fixed fee basis (but not on a contingency basis) to perform such audit. If Lessee is permitted to audit such records, Lessor shall have the right to remove from such records any information not directly relevant to Common Area Operating Expenses payable hereunder, including without limitation information pertaining to gross sales of other tenants of the Project. Lessee shall give Lessor a copy of any such audit within thirty (30) days after Lessee’s receipt of Lessor’s documentation required for the audit. Lessee shall pay to Lessor all amounts due under Lessor’s Statement, despite Lessee’s audit, without any right of set-off. Lessor shall promptly review any audit conducted pursuant to the provisions of this paragraph and such other documentation as Lessor shall reasonably request from Lessee in connection with any such audit. Lessee shall not conduct more than one (1) audit of Lessor’s Statement per Lease Year. If any such audit reveals that Lessee has not overpaid Common Area Operating Expenses or has overpaid Common Area Operating Expenses by no more than three percent (3%), Lessee shall bear the cost of such audit. If any such audit reveals that Lessee has overpaid Common Area Operating Expenses by more than three percent (3%), Lessor shall bear the reasonable, actual cost of such audit. Any underpayment or overpayment of Common Area Operating Expenses by Lessee disclosed by the audit referenced in this paragraph shall be reconciled in accordance with the applicable terms of this Paragraph 58 above; provided, however, that Lessee shall pay the amount of any underpayment to Lessor within ten (10) days of Lessor’s demand therefor.

59. Insurance.

The following shall be added to the end of Section 8.1 of the Lease:

Notwithstanding the foregoing, Lessee’s obligation to reimburse Lessor for the costs of Lessor’s insurance (collectively, “Insurance Costs”) under this Section shall be limited to payment of Lessee’s Share of the increase, if any, of Insurance Costs for any given Lease Year over Insurance Costs for calendar year 2017 (the “Base Year”). Furthermore, if Lessor does not carry a specific type of insurance for the Project during the Base Year, but subsequently obtains such type of insurance for the Project or any portion of it during the Term, or increases the liability limits of any insurance maintained in the Base Year, then from and after the date upon which Lessor obtains such type of insurance or increased liability limits and continuing throughout the period during which Lessor maintains such type of insurance or increased liability limits, Insurance Costs for the Base Year shall be deemed to be increased by the amount of the premium Lessor would have incurred had Lessor maintained such type of insurance and increased liability limits during the Base Year.

The last sentence of Section 8.5 is hereby deleted and the following is added in place thereof:

If Lessee shall fail to procure and maintain the insurance required to be carried by it, Lessor may, but shall not be required to procure the same on Lessee’s behalf, in which case Lessee shall reimburse Lessor the cost thereof upon demand. Further, from time to time, Lessor may require commercially reasonable increases in the policy limits for all insurance to be carried by Lessee as set forth herein to the extent such limits are customarily required of tenants of comparable premises in the same general geographic area as the Premises.

Section 8.6 of the Lease is hereby deleted and replaced with the following:

Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage to any property of Lessor or Lessee, arising from any cause that (i) would be insured against under the terms of any property insurance required to be carried hereunder; or (ii) is insured against under the terms of any property insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Lessor or Lessee. The foregoing waiver shall also apply to any deductible, as if the same were a part of the insurance recovery. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

The following shall be added after the first sentence of Section 8.7 of the Lease:

Except to the extent of Lessee’s negligence or willful misconduct, Lessor shall indemnify, protect, defend and hold harmless Lessee and its agents, subtenants and lenders, from and against any and all claims, damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities to the extent arising out of the negligence or willful misconduct of Lessor or its agents, employees or contractors.

60. Real Property Taxes. Section 10.2 of the Lease is deleted and replaced with the following:

Notwithstanding anything to the contrary contained in this Lease, Lessee’s obligation to pay Real Property Taxes under this Lease (collectively, “Tax Expenses”) shall be limited to payment of Lessee’s Share of the increase of Tax Expenses over Base Taxes (as hereinafter defined). As used herein, “Base Taxes” means the amount of all Real Property Taxes attributable to the Base Year. At all times from and after the Base Year, Lessee shall pay to Lessor in advance, on the first day of each calendar month, an amount estimated by Lessor to be the monthly amount of Lessee’s Share of Tax Expenses. The monthly amount may be adjusted periodically by Lessor based on Lessor’s reasonable estimate of anticipated Tax Expenses for the coming Lease Year. Tax Expenses shall be reconciled in the same manner and subject to the same audit rights set forth in Paragraph 58 above as Common Area Operating Expenses under Section 58, above. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Lessee shall not be required to pay and shall have no liability for any increase of, or reassessment in, Real Estate Taxes (“Reassessment”), to the extent resulting from any sale, transfer or change in ownership of the Premises or the Project during the first five (5) years of the initial Term of the Lease (collectively, “Excluded Transfers”); provided, that such exclusion shall not apply to the annual percentage increase in Real Property Taxes permitted under applicable law (currently at 2% per annum) notwithstanding any such Excluded Transfer or any increase to the extent arising out of new construction or development at the Project or for any other reason.

The amount of Real Property Taxes which Lessee is not obligated to pay or will not be obligated to pay during the Lease Term in connection with a particular Reassessment pursuant to the terms of this Section 10.2 shall be sometimes referred to hereafter as a “Proposition 13 Protection Amount.” If the occurrence of a Reassessment is reasonably foreseeable by Lessor and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the terms of this paragraph shall apply to each such Reassessment. Upon notice to Lessee, Lessor shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), at any time during the Lease Term, by paying to Lessee an amount equal to the “Proposition 13 Purchase Price,” as that term is defined below. As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Lessor. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefitted Lessee at the end of each Lease Year), as the amounts to be discounted, and (ii) by using a discount rate for each amount to be discounted at an interest rate equal to the lesser of (A) the prime or reference rate of Bank of America, N.T. & S.A., on the date of payment of the Proposition 13 Protection Amount by Lessor, and (B) four percent (4%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of this Section with respect to Excluded Transfer shall not apply to any Real Property Taxes attributable to the Applicable Reassessment. Since Lessor is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Lessor has underestimated the Proposition 13 Purchase Price, then upon notice by Lessor to Lessee, Lessee’s Rent next due shall be credited with the amount of such underestimation, and if Lessor overestimates the Proposition 13 Purchase Price, then upon notice by Lessor to Lessee, Rent next due shall be increased by the amount of the overestimation, or to the extent that no Rent is next due, then Lessee shall reimburse Lessor in cash for such remaining amount upon demand.

61. Terms and Conditions Applicable to Assignment and Subletting. The following subsections are added to the end of Section 12.2:

(h) Notwithstanding the provisions of Section 12.1 above, Lessee shall have the right, without the prior written consent of Lessor but provided that, at the time of any such transfer, Lessee provides Lessor with evidence that (a) Lessee’s tangible net worth is equal to at least Fifty Million and 00/100 Dollars ($50,000,000.00), and (b) Lessee owns liquid assets (in the form of cash, cash equivalents or marketable securities) of at least Fifty Million and 00/100 Dollars ($50,000,000.00), to assign its entire interest in this Lease to (i) an Affiliate (as hereinafter defined), or (ii) a successor entity which, or with which, Lessee is merged or consolidated or which acquires substantially all of Lessee’s assets, so long as Lessee delivers to Lessor, not less than five (5) days prior to such assignment, a written notice of the assignment and an assumption agreement reasonably acceptable to Lessor whereby the Affiliate assumes and agrees to perform, observe and abide by all of the terms, conditions, obligations and provisions of this Lease applicable to Lessee (it being acknowledged that the requirements of subsections (a) and (b) hereinabove may be satisfied in the aggregate by Lessee and the applicable Affiliate or successor, as applicable). Furthermore, Lessee shall have the right to sublet all or any portion of the Premises to an Affiliate without Lessor’s prior written consent so long as Lessee delivers to Lessor, not less than five (5) days prior to such sublease, a written notice of the sublease and a copy of the sublease agreement reasonably acceptable to Lessor whereby the Affiliate acknowledges and agrees that the sublease is subject to, and that the Affiliate agrees to perform, observe and abide by all of the terms, conditions, obligations and provisions of, this Lease applicable to the subleased portion of the Premises. “Affiliate” shall mean any entity which, directly or indirectly, controls, is controlled by, or is under common control with Lessee. No such assignment or subletting permitted by this subparagraph (h) shall alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee. A transfer to an entity described in subsections (i) or (ii) hereinabove that complies with this paragraph is sometimes referred to in this Lease as a “Permitted Transfer” and the transferee a “Permitted Transferee.”

(i) If, for any proposed Transfer (other than a Permitted Transfer), Lessee receives total Rent or other consideration exceeding the total Rent called for under this Lease for the applicable portion of the Premises after deduction of Lessee’s actual, reasonable out of pocket costs and expenses incurred for marketing, attorneys’ fees, other commercially reasonable consulting costs, alterations and leasing commissions in connection with any such Transfer, Lessee will pay fifty percent (50%) of the excess to Lessor as additional Rent promptly upon receipt, provided, however, that without any such profit sharing with Lessor (but provided Lessee and/or any Permitted Transferee continues to occupy at lease twenty-five percent (25%) of the then-existing Premises), Lessee shall be permitted to sublease up to twenty-five percent (25%) of the rentable square feet of the then-existing Premises to any third-party, which sublease(s) shall be subject to Lessor’s reasonable approval.

(j) The parties hereby agree that in addition to all other conditions to Lessor’s consent to a proposed assignment or subletting by Lessee (a “Transfer”), Lessor may withhold consent on any of the following grounds which grounds Lessee hereby agrees are reasonable:

(i) The transferee is either a governmental agency or instrumentality thereof;

(ii) The transferee intends to use the Premises for purposes that are not permitted under this Lease; and/or

(iii) If the Transfer is an assignment, then the transferee is not a party of reasonable financial net worth or financial stability in light of the responsibilities involved under this Lease on the date the consent is requested, as reasonably determined by Lessor.

(k) Notwithstanding anything to the contrary contained in this Lease, if Lessee or any proposed transferee claims that Lessor has unreasonably withheld or delayed its consent or otherwise acted unreasonably under this Section 12, their sole remedies shall be to have the dispute resolved by arbitration seeking a decree of specific performance compelling Lessor to consent, and Lessee hereby waives all other remedies, including without limitation, the right to terminate this Lease; provided, however, the prevailing party in any such action shall be entitled to the remedies set forth in Section 31 of the Lease.

62. Remedies. The following is added at the end of Section 13.2(b):

Notwithstanding anything to the contrary contained in this Lease, Lessor shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Lessor does not elect to terminate this Lease due to any Breach, Lessor may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover all Rent as it becomes due.

63. Intentionally Omitted.

64. Option Term. Subject to Section 39 of the Lease, Lessor grants to Lessee the option (each, an “Option” and collectively, the “Options”) to extend the Term of the Lease with respect to the entire then-existing Premises for two (2) periods of five (5) years each (each an “Option Period”) upon the following terms and conditions:

(a) Lessee shall provide Lessor with prior written notice of its election to extend the Term of the Lease, which notice may be given no later than three hundred sixty-five (365) days prior to the Expiration Date of the Term or previous Option Period, as applicable.

(b) The Option is personal to the Named Lessee and any Permitted Transferee and may only be exercised by the Named Lessee or any Permitted Transferee if the Named Lessee and/or any Permitted Transferee occupies at least seventy-five percent (75%) of the entire then-existing Premises at the time the Option is exercised and thereafter until commencement of the applicable Option Period (and may not be exercised by any other assignee of or successor to the Named Lessee’s (or Permitted Transferee’s) interest in the Lease or to the Premises).

(c) Lessee must extend the Term for all, and not less than all, of the then-applicable Premises.

(d) All terms and provisions of the Lease shall apply during the Option Period(s), except for the Base Rent, which shall be modified as set forth in Section 65 below. “Term” as used in this Lease shall mean the Term plus any Option Period if effectively exercised by Lessee in accordance with the terms of this Section 64.

65. Base Rent for Option Terms. The Base Rent payable as of the first day of an Option Period (“Option Commencement Date”) shall be equal to the Fair Market Rent (as hereinafter defined), determined as follows:

(a) Within sixty (60) days after receipt of Lessee’s written notice exercising the applicable Option, Lessor shall give Lessee notice of Lessor’s proposed Fair Market Rent. Lessee shall give Lessor written notice within thirty (30) days thereafter as to whether or not Lessee agrees with Lessor’s proposed Fair Market Rent. If Lessee disagrees with Lessor’s proposed Fair Market Rent, Lessor and Lessee shall negotiate in good faith to resolve their differences. In the event they do not reach such agreement on or before the date that is ninety (90) days prior to the applicable Option Commencement Date (as evidenced in a writing signed by Lessee and Lessor), then within seven (7) days after the expiration of said 90 day period, each party shall submit to the other its final determination of the Fair Market Rent. If such respective determinations are within five percent (5%) of each other, Lessor and Lessee agree that the Fair Market Rent shall be the average of such amounts. However, if after receiving such determinations, the respective amounts are not within five percent (5%) of each other and Lessor and Lessee are unable to agree on the Fair Market Rental Value within seven (7) days, the parties shall agree upon a commercial real estate broker with experience in real estate activities, including at least ten (10) years’ experience in leasing commercial space of comparable size and quality to the Premises in the same general geographic area as the Premises, who shall determine and promptly report (and in no event later than the twentieth (20th) day following such broker’s appointment) to Lessor and Lessee in writing whichever of Lessor’s or Lessee’s determination is closer to the Fair Market Rent, as determined by such broker, and the Fair Market Rent determination selected by the broker shall constitute the Fair Market Rent for the applicable Option Period (subject to increase as hereinafter provided). In the event that the parties cannot agree on a broker, Lessor or Lessee may apply to the Presiding Judge (or the regional equivalent) in the Superior Court (or the regional equivalent) of the State of California for the County in which the Premises is located to appoint the broker in accordance with the aforementioned criteria. The broker shall have no discretion other than to select one or the other determination as aforesaid. The costs of such broker shall be shared equally by Lessor and Lessee.

(b) Upon Lessee’s exercise of an Option, the Option shall remain in full force and effect, notwithstanding the failure to determine the Fair Market Rent during the period from Lessee’s exercise of such Option until the applicable Option Commencement Date. In such event, the Base Rent for the first year of the Option Period shall be the Base Rent in effect immediately prior to the Option Commencement Date until such time as the Fair Market Rent is determined in accordance with the foregoing provisions of this Section. Within ten (10) business days after the determination of the Fair Market Rent and in the event the Fair Market Rent is greater or less than the Base Rent in effect immediately prior to the Option Commencement Date, Lessee or Lessor, as applicable, shall pay to the other such sums necessary to enable the other to receive an amount which such party would have received had the Fair Market Rent been in effect from the Option Commencement Date.

(c) As used herein, “Fair Market Rent” shall mean ninety-five percent (95%) of the projected fair market rental rate as of the first day of the applicable Option Commencement Date for Comparable Transactions (as hereinafter defined). As used herein, “Comparable Transactions” shall mean lease transactions between non-affiliated parties for non-expansion, non-equity, tenants (both renewal and new tenants) for comparable creative office/commercial space, excluding lab, biotech, and similar uses, in comparable buildings and for comparable lease term (of years). In any determination of Comparable Transactions, appropriate consideration shall be given to how recently the Comparable Transaction was completed, length of lease term, size, location and quality of the other premises being leased, and other generally applicable conditions of tenancy. The intent is that subject to the considerations described in the preceding sentence, Lessee will make the same economic payments and receive the same concessions that Lessee would otherwise make and receive in Comparable Transactions and that Lessor will receive the same economic payments and make the same concessions that Lessor would otherwise receive and make in Comparable Transactions. Notwithstanding anything to the contrary contained in the foregoing, in no event shall brokerage commissions payable in Comparable Transactions, the build-out condition of the Premises to the extent paid for by Lessee (without the application or use of any allowance or other funds provided by Lessor), the value of any Lessee Owned Alterations, Utility Installations, furniture, fixtures and equipment located in the Premises to the extent paid for by Lessee (without the application or use of any allowance or other funds provided by Lessor), loss of rental income during the marketing of the Premises, or marketing expenses be taken into account in determining the Fair Market Rent (e.g., Fair Market Rent shall not be reduced if Comparable Transactions include brokerage commissions payable by the applicable landlords and Lessor has a lesser or no obligation to pay brokerage commissions with respect to the applicable Option Period, or by any anticipated or assumed loss of rental income due to vacancy during any marketing of the Premises, or marketing expenses); however, landlord work, tenant allowances and concessions shall be taken into account in determining the Fair Market Rent.

(d) Commencing on the first anniversary of each Option Commencement Date, and on each anniversary thereafter for the balance of the applicable Option Period (each said adjustment date is hereinafter referred to as an “Adjustment Date”), monthly Base Rent shall be increased to 103% of the monthly Base Rent in effect immediately preceding the Adjustment Date.

66. Surrender of the Premises. Lessee shall peaceably surrender the Premises to Lessor on the expiration or earlier termination of this Lease, in broom-clean condition and in as good condition as when Lessee took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Lessee’s personal property or trade fixtures from the Premises, except for reasonable wear and tear. Notwithstanding anything to the contrary contained herein, on or before the expiration or earlier termination of this Lease, Lessee shall, at Lessee’s sole cost and expense remove: any signage; improvements; and all electronic, fiber, computer, phone, data and other cabling and wiring and related equipment that Lessor determines in its reasonable judgment, are of a nature that the removal and repairs costs of said items are materially in excess of the removal and repair costs associated with standard office improvements. Any personal property of Lessee or any transferee(s) left on or in any portion of the Project after the Expiration Date or earlier termination of this Lease shall be conclusively deemed to have been abandoned without any further notice whatsoever to Lessee by Lessor, and title to said property shall pass to Lessor under this Lease. Lessor shall be entitled, but not required, to store any such property in a commercially reasonable manner, or, at Lessor’s option, dispose of said property in any manner it deems appropriate, without compensation to Lessee. Lessor reserves the right to charge Lessee for the cost of removal, storage and disposition of any such personal property left on or in any portion of the Project following the expiration or earlier termination of the Lease.

67. Right of First Negotiation.

In the event Lessor wishes to sell the Building or the entire Project (or any portfolio that may include the Building, whether offered by Lessor or one or more of Lessor’s affiliates) (such property to be sold, the “ROFN Property”), Lessee shall have a one-time right of first offer to purchase all, and not less than all, of the ROFN Property (the “ROFN”), together with all easements, hereditaments and appurtenances thereto, and any and all improvements and fixtures situated thereon. The ROFN shall be on the following terms and conditions:

(a) Prior to offering to sell the ROFN Property to a third party, Lessor shall notify Lessee in writing of its intent to sell the ROFN Property; such offer shall be in writing (“ROFN Notice”).

(b) The term of the ROFN shall expire fifteen (15) business days after Lessee’s receipt of the ROFN Notice (the “ROFN Termination Date”).

(c) Lessee may make an offer to purchase the ROFN Property on or prior to the ROFN Termination Date by delivering to Lessor written notice of Lessee’s offer, including all economic and other applicable terms, to purchase all but not less than all of the ROFN Property (the “ROFN Offer”). Lessor shall have ten (10) days after receipt of the ROFN Offer to elect whether or not to accept the ROFN Offer by written notice to Lessee (“Lessor ROFN Response Notice”). In the event either (A) Lessee fails to deliver the ROFN Offer on or prior to the ROFN Termination Date, or (A) Lessor does not deliver to Lessee the Lessor ROFN Response Notice accepting the ROFN Offer within such ten (10) day period, then the ROFN shall expire and Lessee shall have no further right to purchase the ROFN Property, time being of the essence with respect to such ROFN Offer (it being understood that the ROFN is a one-time right only), and Lessor shall have the right to sell all or a portion of the ROFN Property to third parties on such terms as Lessor may elect.

(d) Notwithstanding anything to the contrary contained in this Section 67, the ROFN shall terminate and be of no further force or effect if (i) this Lease or Lessee’s right to possession of the Premises is terminated, (ii) there is any Transfer other than a Permitted Transfer, or (iii) there is any Breach under the Lease.

68. Signage. Subject to compliance with Applicable Requirements, Lessee may, at its sole cost and expense, install (i) one (1) sign panel depicting its name and/or logo on one side of a multi-tenant monument sign to be located in a location(s) to be mutually agreed upon by the parties, and (ii) (iii) Project-standard signage adjacent to all suite doors in the Premises. All signage shall be in conformance with plans and specifications which set forth the specific size of lettering, color, lighting, and appearance of said signage, which plans and specifications shall be prepared by Lessee and subject to Lessor’s approval. Lessee acknowledges and agrees that Lessor retains (and shall retain throughout Lessee’s tenancy) absolute control over the exterior appearance of the Premises, the Building and Project and in this regard any sign or alteration that would in any way affect such appearance shall be subject to Lessor’s prior written approval. The signage rights granted to Lessee in this Section 68 are personal only to the Named Lessee, any Permitted Transferee and any approved assignee or subtenant occupying not less than seventy-five percent (75%) of the then-existing Premises, and, except with respect to any Permitted Transfer or an approved assignee or subtenant occupying not less than seventy-five percent (75%) of the then-existing Premises, may not be otherwise assigned, subleased or transferred or succeeded to. Lessee shall be responsible for all of the costs and expenses associated with the creation, installation, use, maintenance, repair, replacement and removal of Lessee’s signage, as necessary to keep the signage in good condition and in compliance with Applicable Requirements and Lessor’s then-current signage program for the Project. Lessee shall remove all signage by no later than the expiration or earlier termination of this Lease and immediately repair any damage arising therefrom and shall restore the affected portions of the Premises to substantially the same condition as existed immediately prior to the installation of such signage.

69. Interruption of Services; Telecommunications Services. The following is hereby added at the end of Section 11 of the Lease:

Notwithstanding anything to the contrary contained in this Lease, if, through no fault of Lessee, the Premises are rendered unusable for the normal conduct of Lessee’s business solely as a result of the failure to provide, during the hours and to the extent required under this Lease, (i) electrical power, (ii) heating, ventilation and air conditioning, or (iii) city water (each occurrence described in this Paragraph 69 is referred to herein as an “Abatement Event”), and the means to remedy such failure are within Lessor’s reasonable control, then Lessee shall deliver to Lessor notice of such Abatement Event (“Lessee’s Abatement Notice”), and if such Abatement Event continues for three (3) consecutive business days after Lessor’s receipt of Lessee’s Abatement Notice (the “Eligibility Period”), then, without limitation as to any right of Lessor under any insurance policy, Base Rent and Lessee’s Share of Common Area Operating Expenses shall be abated in the proportion that the square feet of the portion of the Premises that Lessee is prevented from using, and does not use, bears to the total square feet of the Premises, after the expiration of the Eligibility Period until such time as such utilities are reasonably restored for the normal conduct of Lessee’s business. Except as expressly provided in this Paragraph 69, nothing contained in this Paragraph 69 shall be interpreted to mean that Lessee is excused from paying any Rent due under this Lease.

Further, Lessee shall have the right to use any telecom conduits located in the Premises as of the date Lessor delivers the Premises to Lessee and, subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed), Lessee shall also have the right to construct new conduits in the Premises and install in the Premises cables, equipment and other related telecommunications facilities for Lessee’s network into the Premises; provided, however, that any such construction and/or installation shall be subject to Section 7.3 of the Lease and Section 66 of this Addendum above.

70. Damage or Destruction. The following is hereby added as Section 9.9 of the Lease:

Notwithstanding anything to the contrary contained in this Section 9, (a) Lessor may terminate this Lease in the event of Premises Partial Damage if Lessor determines that Lessor will not reconstruct the Premises for a comparable use to the use that currently exists, and (b) if Lessor terminates this Lease under Sections 9.3(ii) or 9.5 above for lack of available insurance proceeds, then if Lessor rebuilds the Premises for a comparable use to the use that currently exists within two (2) years after the date of the damage in question, then upon substantial completion of such rebuild of the Premises, Lessee shall have the right to continue this Lease in full force and effect on the same terms set forth in this Lease as if this Lease had not been terminated; provided, that, in the event the damage in question occurs during the last two (2) years of the then-existing Term, then Lessor shall only be required to restore the Premises in accordance with the terms of this Section 9 (including covering any shortage of insurance proceeds to the extent required herein) if Lessee exercises the then applicable Option to extend the Term (it being acknowledged and agreed that, as applicable, the time period for exercising any such Option shall be appropriately modified to effectuate the terms of this sentence, but the provisions of this paragraph shall not be construed to provide Lessee with any additional Option or Options to extend the Term beyond those in Section 64 of this Addendum above).

71. Miscellaneous.

(a) Subject to the terms and conditions of the Lease and this Addendum, including, without limitation, the rules and regulations attached hereto as Exhibit C, beginning on the Commencement Date, Lessor shall allow Lessee access to the Premises twenty-four (24) hours per day, seven (7) days per week.

(b) Notwithstanding anything to the contrary contained in Section 6.2 of the Lease, Lessor has not received any written notice from any governmental authority stating that the Premises or the Project is in violation of any applicable laws relating to Hazardous Substances; provided, that Lessee’s sole remedy for any breach of such representation and warranty shall be for Lessor to, within a reasonable period of time, cause any such non-compliance to be remedied in accordance with, and subject to, the terms of this Lease.

(c) Notwithstanding anything to the contrary contained in the Lease, no affiliate (including, without limitation, officers, directors, agent, employees, contractors or members of Lessor) of Lessor (other than the Lessor itself) nor any affiliate (including, without limitation, officers, directors, agent, employees, contractors or members of Lessee) of Lessee (other than Lessee itself) shall have any personal liability with respect to any of the provisions of the Lease or the Premises or Project. If Lessor is in breach or default with respect to Lessor’s obligations under the Lease, Lessee shall look solely to the equity interest of Lessor in the Premises and the proceeds therefrom for the satisfaction of Lessee’s remedies or judgments. No real, personal, or mixed property of Lessor or any affiliate (including, without limitation, officers, directors, agent, employees, contractors or members of Lessor) of Lessor (other than the Project) or any affiliate (including, without limitation, officers, directors, agent, employees, contractors or members of Lessee) of Lessee (other than property of Lessee itself), as the case may be, wherever situated, shall be subject to levy to satisfy any judgment against Lessor or Lessee, respectively.

(d) Notwithstanding anything to the contrary contained in the Lease, if after expiration or termination of this Lease, Lessee remains in possession of the Premises, such hold-over shall constitute a month-to-month tenancy upon all the provisions of this Lease (except as to term and Base Rent). Either party may terminate such tenancy by giving the other party at least thirty (30) days advance notice of the date of termination. In the event Lessee holds over after Lessor delivers at least thirty (30) days prior written notice to Lessee stating that Lessor does not consent to such holding over, Lessee shall indemnify, defend and hold harmless Lessor from and against all losses, costs, damages and/or claims sustained by Lessor resulting from retention of possession by Lessee. The provisions of this Paragraph shall not constitute a waiver by Lessor of any right of re-entry as otherwise available to Lessor, nor shall receipt of any Rent or any other act appearing to affirm the tenancy operate as a waiver of the right to terminate this Lease for a breach by Lessee hereof.

(e) Lessor and Lessee acknowledge that the content of the Lease, this Addendum and any related documentation prepared or delivered in connection with the Lease, is confidential information. Each party shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than, on a confidential basis, to such party’s financial, legal, and space planning consultants and professionals and proposed lenders and/or equity participants or as otherwise required by law or legal process.

(f) In the event there is a conflict between the terms and conditions of the Lease and this Addendum, the terms of this Addendum shall control.

(g) The Lease and this Addendum may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute the same instrument. Facsimile or electronically transmitted signatures on the Lease and this addendum shall be deemed to have the same force and effect as original signatures.

(h) Each and every indemnity of both Lessor and Lessee contained in the Lease shall expressly survive the expiration of the Term or earlier termination of the Lease.

EXHIBIT A

LEASED PREMISES

PREMISES
60,000 SF
(APPROX.)

2383 UTAH AVENUE
EL SEGUNDO, CALIF.
06/23/2016

EXHIBIT B

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Lessee Improvements (as hereinafter defined). This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Lessee Improvements, in sequence, as such issues will likely arise during the actual construction of the Lessee Improvements. All references in this Work Letter to “the Lease” shall mean the relevant portions of the Standard Industrial/Commercial Multi-Tenant Lease-Net (together with the Addendum attached thereto) to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Work Letter.

SECTION 1

THE PREMISES

Lessee has inspected and hereby approves the condition of the base, shell and core (a) of the Premises (the “Base, Shell and Core”) and agrees that, subject to Section 57 of the Addendum, the Base, Shell and Core shall be delivered to Lessee in its current “AS-IS, WHERE-IS” condition with all faults and without representation, warranty or improvements by Lessor of any kind whatsoever. The Lessee Improvements shall be designed and constructed pursuant to this Work Letter. Any costs of design and construction of the Lessee Improvements shall be a “Lessee Improvement Allowance Item” (as that term is defined in Section 2.2 of this Work Letter). Concurrently with the execution of the Lease by Lessor, Lessor shall provide Lessee with a set of “as-built” drawings of the Premises in CAD or other compatible format.

SECTION 2

LESSEE IMPROVEMENTS

2.1 Lessee Improvement Allowance. Lessee shall be entitled to a one-time improvement allowance (the “Lessee Improvement Allowance”) in the amount of up to Four Million Two Hundred Thousand and 00/100 Dollars ($4,200,000.00) (i.e., $70.00 per rentable square foot of the Premises), for the costs reasonably relating to the design and construction of Lessee’s initial improvements that are to be permanently affixed to the Premises (the “Lessee Improvements”). Notwithstanding anything to the contrary contained herein, if any portion of the Lessee Improvement Allowance is not used by Lessee within twelve (12) months following the Commencement Date, such portion shall be deemed waived with no further obligation by Lessor with respect thereto. In no event shall Lessor be obligated to make disbursements pursuant to this Lessee Work Letter in a total amount that exceeds the Lessee Improvement Allowance, and in no event shall Lessee be entitled to any excess, credit, deduction or offset against Rent for any unused portion of the Lessee Improvement Allowance. Lessee shall be responsible for and shall pay all costs of the Lessee Improvements in excess of the Lessee Improvement Allowance. Notwithstanding anything to the contrary contained in this Work Letter, in addition to the Lessee Improvement Allowance, Lessor agrees, so long as Lessee is not in Breach of the Lease or this Work Letter, to pay or reimburse, as applicable (the “Test-Fit Payment”), within thirty (30) days after delivery to Lessor of reasonable supporting documentation therefor, up to a maximum amount (the “Test-Fit Cap”) of $0.15 per rentable square foot of the Premises (i.e., up to $9,000.00), for the reasonable space planning and/or architectural fees incurred by Lessee for an initial space/pricing plan for the Premises. Lessee shall be responsible for and shall pay on demand all such costs in excess of the Test-Fit Cap (subject to Lessor’s obligations with respect to the Lessee Improvement Allowance), and, subject to Lessor’s obligations with respect to the Lessee Improvement Allowance, in no event shall Lessor be obligated to make any disbursement pursuant to the immediately preceding sentence in a total amount that exceeds the Test-Fit Cap, and in no event shall Lessee be entitled to any excess, credit, deduction or offset against Rent for any unused portion of the Test-Fit Payment payable by Lessor pursuant to the terms of this last paragraph of Section 2.1. If any portion of the Test-Fit Payment payable by Lessor under this last paragraph of Section 2.1 is not used by Lessee within six (6) months following the Commencement Date for the purposes permitted herein, payment/reimbursement with respect to such portion shall be deemed waived with no further obligation by Lessor with respect thereto. The parties acknowledge that the Lessee Improvement Allowance and the Test Fit Cap set forth hereinabove are subject to change in the event the approved Final Space Plan indicates a rentable square footage of other than 60,000, and in such event, any such changes shall be confirmed by the parties in writing in accordance with the last sentence of Section 2.1 of the Lease.

2.2 Disbursement of the Lessee Improvement Allowance.

2.2.1 Lessee Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Lessee Improvement Allowance shall be disbursed by Lessor for costs reasonably related to the construction of the Lessee Improvements, including, without limitation, for the following items and costs (collectively, the “Lessee Improvement Allowance Items”): (a) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Lessor and Lessor’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Work Letter; (b) the cost of “Permits,” as that term is defined in Section 3.4 of this Work Letter; (c) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (d) the cost of any changes to the Construction Drawings or Lessee Improvements required by applicable building codes (the “Code”); (e) any increase in power distribution to the Premises; and (f) the payment of all hard and “soft” (i.e., any architectural, engineering or design costs) costs related to the Lessee Improvements. If the actual cost of the Lessee Improvements is less than the Lessee Improvement Allowance, Lessee shall not be entitled to any excess, credit, deduction or offset against Rent.

2.2.2 Disbursements. Lessee shall deliver to Lessor from time to time: (a) a request for payment on a form reasonably acceptable to Lessor (such as an AIA Application For Payment); (b) invoices marked as paid for the labor rendered and materials delivered to the Premises; (c) executed conditional mechanics’ lien releases reasonably acceptable to Lessor from those “Lessee’s Agents,” as that term is hereinafter defined, who have performed the Lessee Improvements for which payment is requested, which releases shall comply with the appropriate provisions of all applicable laws; and (d) with respect to any previous advances, unconditional mechanics’ lien releases from those Lessee’s Agents who have performed work in connection with the Lessee Improvements for which payment was disbursed, which releases shall comply with the appropriate provisions of all applicable laws. Thereafter, Lessor shall deliver a check to Lessee made payable to Lessee in payment of the lesser of: (i) the amounts so requested by Lessee, as set forth in this Section 2.2.2, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (ii) the balance of any remaining available portion of the Lessee Improvement Allowance (not including the Final Retention); provided, that Lessor does not reasonably dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work. Lessor’s payment of such amounts shall not be deemed Lessor’s approval or acceptance of the work furnished or materials supplied as set forth in Lessee’s payment request.

2.2.3 Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention payable to Lessee shall be delivered by Lessor to Lessee following Lessor’s receipt of paid receipts (as referenced in Section 2.2.2 above) totaling the amount of the Lessee Improvement Allowance (or any lesser amount Lessee receives in lieu of the full amount of the Lessee Improvement Allowance, which Lessee shall evidence in a writing delivered to Lessor), provided that with respect to work for which any portion of the Lessee Improvement Allowance is paid (a) Lessee delivers to Lessor properly executed unconditional mechanics’ lien releases in compliance with all applicable laws, (b) Lessee has satisfied its obligations under Section 4.5 below, and (c) Lessor has determined that no substandard work exists. Notwithstanding the foregoing, Lessee shall deliver final lien releases in compliance with all applicable laws for all Lessee Improvements promptly upon substantial completion of the Lessee Improvements.

2.2.4 Standard Lessee Improvement Package. Lessor has established specifications, rules and regulations (collectively, the “Specifications”) for the Building standard components to be used in the construction of the Lessee Improvements and, more generally, for the construction of the Lessee Improvements (collectively, the “Standard Lessee Improvement Package”), which Specifications are available upon request by Lessee. The quality of the Lessee Improvements shall be equal to or of greater quality than the applicable quality therefor specified in the Specifications, and the construction of the Lessee Improvements shall otherwise be in accordance with the Specifications, provided that Lessor may, at Lessor’s option, require the Lessee Improvements to comply with only certain Specifications. Lessor may make changes to the Specifications for the Standard Lessee Improvement Package from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Lessee shall retain an architect/space planner subject to Lessor’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1, and engineering consultants subject to Lessor’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety and sprinkler work of the Lessee Improvements. Lessee has selected and Lessor hereby approves Ewing Cole as Lessee’s architect/space planner. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”. All Construction Drawings shall comply with the drawing format and specifications as determined by Lessor, and shall be subject to Lessor’s approval. Lessor shall advise Lessee in writing within ten (10) business days after Lessor’s receipt of any Construction Drawings if the same are unsatisfactory or incomplete in any respect and shall describe in reasonable detail its objections to the Construction Drawings, but if Lessee shall have provided Lessor with prior drafts of such Construction Drawings then the review period shall be three (3) business days. Lessee and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Lessee and Architect shall be solely responsible for the same, and Lessor shall have no responsibility in connection therewith. Lessor’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Lessor’s review of the same, or obligate Lessor to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Lessor or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance that may be rendered to Lessee by Lessor or Lessor’s space planner, architect, engineers and consultants, Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Lessee’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Within ninety (90) days following the execution of the Lease, Lessee shall supply Lessor, for Lessor’s approval (which approval shall not be unreasonably withheld, conditioned or delayed, it being acknowledged and agreed that the reasons for disapproval set forth in Sections 3.3.3 through 3.3.7 of this Work Letter below shall also apply to Lessor’s approval or disapproval of the Final Space Plan), with four (4) copies signed by Lessee of its final space plan (the “Final Space Plan”) for the Lessee Improvements before any architectural working drawings have been commenced. The Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Lessor may request clarification or more specific drawings for special use items not included in the Final Space Plan. Lessor shall advise Lessee within ten (10) business days after Lessor’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect and shall describe in reasonable detail its objections to the Final Space Plan, but if Lessee shall have provided Lessor with prior drafts of such Final Space Plan then the review period shall be three (3) business days. If Lessee is so advised, Lessee shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Lessor may reasonably require.

3.3 Final Working Drawings. Upon the approval of the Final Space Plan by Lessor, Lessee shall promptly, and, in any event, within fifteen (15) days after such approval, cause the Architect and the Engineers to complete the architectural and engineering drawings for the Lessee Improvements, and the final architectural working drawings in a form that is sufficiently complete to allow subcontractors to bid on the work and to obtain all Permits (collectively, the “Final Working Drawings”), and shall submit the same to Lessor for Lessor’s approval. Lessee shall supply Lessor with four (4) copies signed by Lessee of such Final Working Drawings, along with electronic copies in full-sized PDF and CAD. Lessor shall advise Lessee within ten (10) business days after Lessor’s receipt of the Final Working Drawings if the same is unsatisfactory or incomplete in any respect. If Lessee is so advised, Lessee shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Lessor in connection therewith. Lessee shall make no changes, modifications or alterations to the Final Working Drawings or the Lessee Improvements without the prior written consent of Lessor, which consent may be withheld at Lessor’s option if such change, modification or alteration would, in Lessor’s sole and absolute discretion:

3.3.1 directly or indirectly delay substantial completion of the Lessee Improvements,

3.3.2 increase the cost of designing or constructing the Lessee Improvements, be of a quality lower than the applicable quality therefor specified in the Specifications, or otherwise violate the Specifications,

3.3.3 require modification to any portion of the Project other than the Premises,

3.3.4 detrimentally affect any of the Premises, Building and/or Project utilities, systems or structure, or the value, use or appearance of the Premises, Building and/or Project,

3.3.5 interfere with the operations of any other Lessee or occupant of the Project,

3.3.6 materially increase the cost of operating the Premises, Building and/or Project, or

3.3.7 violate any agreement or applicable law that affects the Building and/or Project or binds Lessor, including, without limitation, the Lease.

3.4 Permits. Promptly after approval by Lessor of the Final Working Drawings (the “Approved Working Drawings”), Lessee shall submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1 of this Work Letter, to commence and fully complete the construction of the Lessee Improvements (including, without limitation, any certificate of occupancy or its jurisdictional equivalent, the “Permits”), and, in connection therewith, Lessee shall coordinate with Lessor in order to allow Lessor, at its option and without cost or expense to Lessor (except to the extent included in the Lessee Improvement Allowance), to take part in all phases of the permitting process and shall supply Lessor, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits as soon as possible. Lessee hereby agrees that neither Lessor nor Lessor’s consultants shall be responsible for obtaining any Permit and that the obtaining of the same shall be Lessee’s responsibility; provided, however, that Lessor shall, in any event, cooperate with Lessee at no cost to Lessor (except to the extent included in the Lessee Improvement Allowance) in executing Permit applications and performing other ministerial acts reasonably necessary to enable Lessee to obtain any such Permit. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Lessor, which consent may be withheld at Lessor’s option if such change, modification or alteration would, in Lessor’s sole and absolute discretion, cause any of the results described in Sections 3.3.1-3.3.7 above.

3.5 Time Deadlines. Lessee shall use its best, good faith efforts and all due diligence to cause the Architect and the Engineers to complete all phases of the Construction Drawings and the permitting process and to receive the Permits as soon as possible, and, in that regard, shall meet with Lessor on a scheduled basis to be determined by Lessor, to discuss Lessee’s progress in connection with the same. Lessee agrees to comply with any time deadlines mutually agreed upon with Lessor and to prosecute construction of the Lessee Improvements in accordance with all time deadlines provided in this Work Letter and in a workmanlike manner continuously and diligently to completion, which shall be as soon as reasonably possible. The Commencement Date shall be extended on a day for day basis for each day that Lessor fails to timely respond to any written request for approval from Lessee set forth in this Work Letter, but only to the extent such failure to respond actually delays Lessee’s construction of the Lessee Improvements.

SECTION 4

CONSTRUCTION OF THE LESSEE IMPROVEMENTS

4.1 Contractor and Subcontractors. A general contractor shall be retained by Lessee to construct the Lessee Improvements. Such general contractor (the “Contractor”) shall be approved in writing by Lessor, such approval not to be unreasonably withheld, conditioned or delayed. Lessee has selected and Lessor hereby approves KPRS as Lessee’s Contractor. The Contractor shall be required to use the fire and life-safety subcontractor designated by Lessor. Lessee shall cause the Contractor to prepare a construction schedule and Lessee shall submit the same to Lessor for Lessor’s approval.

4.2 Intentionally Omitted.

4.3 Lessee’s Agents. Lessee shall not permit the use of any subcontractors, laborers, materialmen, suppliers or contractors (collectively, “Lessee’s Agents”) in the construction of any Lessee Improvements if such use would, in Lessor’s reasonable judgment, violate the terms of any agreement between Lessor and any union providing work, labor or services at the Project or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services at the Project. If any violation or disturbance occurs, Lessee, upon demand by Lessor, shall immediately cause all labor, materials and equipment causing such violation or disturbance to be removed from the Project. Lessee agrees to protect, defend, indemnify and hold Lessor harmless from and against any and all claims in any way arising or resulting from or in connection with any such violation and/or disturbance.

4.4 Construction of Lessee Improvements.

4.4.1 Lessee’s Agents.

4.4.1.1. Lessor’s General Conditions for Lessee’s Agents and Lessee Improvement Work. The Lessee Improvements shall be constructed substantially in accordance with the Approved Working Drawings.

4.4.1.2. Indemnity. Lessee’s indemnity of Lessor as set forth in the Lease shall also apply with respect to any and all claims in any way arising or resulting from or in connection with or related to any act or omission of Lessee or Lessee’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Lessee’s non-payment of any amount arising out of the Lessee Improvements and/or any disapproval of all or any portion of any request for payment. Such indemnity by Lessee, as set forth in the Lease, shall also apply with respect to any cost of the Lessee Improvements in excess of the Lessee Improvement Allowance, and all claims in any way arising or resulting from or in connection with or related to Lessor’s performance of any ministerial acts reasonably necessary (a) to permit Lessee to complete the Lessee Improvements, or (b) to enable Lessee to obtain any Permit for the Premises.

4.4.1.3. Requirements of Contractor. The Contractor shall guarantee and warranty to Lessee and for the benefit of Lessor that the Lessee Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. The Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract and any of its subcontracts that shall become defective within one (1) year after the completion of the work. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Lessee Improvements and/or the Premises that may be damaged or disturbed thereby. All such warranties and guarantees as to materials or workmanship of and with respect to the Lessee Improvements shall be contained in the applicable contracts and shall be written such that such guarantees and warranties shall inure to the benefit of both Lessor and Lessee, as their respective interests may appear, and can be directly enforced by either. Lessee covenants to give to Lessor any assignment or other assurances that may be necessary to effect such right of direct enforcement.

4.4.1.4. Insurance Requirements.

4.4.1.4.1 General Coverages. Lessee shall cause the Contractor to carry worker’s compensation insurance covering all employees, and shall also cause the Contractor to carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Lessee as set forth in the Lease. The Contractor shall submit to Lessor a Certificate of Insurance naming Lessor, Lessor’s property manager and any other party designated by Lessor as additional insureds.

4.4.1.4.2 Special Coverages. Lessee shall carry “Builder’s All Risk” insurance in an amount to be approved by Lessor covering the construction of the Lessee Improvements, and such other insurance as Lessor may require, it being understood and agreed that the Lessee Improvements shall be insured by Lessee pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Lessor. There shall be no requirement that all of Lessee’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance.

4.4.1.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.4.1.4 shall be delivered to Lessor before the commencement of construction of the Lessee Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance shall contain a provision providing that the company writing such policy shall deliver to Lessor thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. If the Lessee Improvements are damaged by any cause during the course of the construction thereof, Lessee shall immediately repair the same at Lessee’s sole cost and expense. The Contractor shall maintain all of the foregoing insurance coverage in force until the Lessee Improvements are fully completed and accepted by Lessor. All policies carried under this Section 4.4.1.4 shall insure Lessor and Lessee, as their interests may appear, as well as Contractor and Lessee’s Agents. All insurance, except Worker’s Compensation, maintained by Lessee’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by the owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Lessor by Lessee under Section 4.4.1.2 of this Work Letter.

4.4.2 Governmental Compliance. The Lessee Improvements shall comply in all respects with the following: (a) state, federal, city and quasi-governmental laws, codes, ordinances and regulations, including, without limitation, as may apply according to the rulings of the controlling public official, agent or other person; (b) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (c) Building material manufacturer’s specifications.

4.4.3 Inspection by Lessor. Lessor shall have the right to inspect the Lessee Improvements at all times during construction; provided, however, that Lessor’s failure to inspect the Lessee Improvements shall in no event constitute a waiver of any of Lessor’s rights hereunder nor shall Lessor’s inspection of the Lessee Improvements constitute Lessor’s approval of the same. Should Lessor disapprove any portion of the Lessee Improvements, Lessor shall notify Lessee in writing of such disapproval in reasonable detail and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Lessor of, the Lessee Improvements shall be rectified by Lessee at no expense to Lessor; provided, that if Lessor determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Lessee Improvements and such defect, deviation or matter might adversely affect the structure or the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Premises or the Building, Lessor may take such action as Lessor deems necessary, at Lessee’s expense and without incurring any liability on Lessor’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Lessee Improvements until such time as the defect, deviation and/or matter is corrected to Lessor’s satisfaction.

4.5 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after substantial completion of construction of the Lessee Improvements, Lessee shall cause a Notice of Completion (or its jurisdictional equivalent) to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with applicable laws, and shall furnish a copy thereof to Lessor upon such recordation. If Lessee fails to do so, Lessor may execute and file the same on behalf of Lessee as Lessee’s agent for such purpose, at Lessee’s sole cost and expense. Upon substantial completion of the Lessee Improvements, (a) Lessee shall cause the Architect and Contractor to (i) update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (ii) certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or earlier termination of the Lease, and (iii) deliver to Lessor two (2) reproducible sets of copies of such record set of drawings (and/or, at Lessor’s election, a reproducible copy in electronic form to include full-sized PDF and CAD), (b) Lessee shall deliver to Lessor a copy of all warranties, guaranties and operating manuals and information relating to the improvements, equipment and systems in the Premises, and (c) Lessee shall deliver to Lessor the original signed permit card, indicating final approval by all applicable departments.

SECTION 5

MISCELLANEOUS

5.1 Lessee’s Representative. Prior to commencement of construction of the Lessee Improvements, Lessee shall designate a representative with respect to the matters set forth in this Work Letter, who, until further written notice to Lessor, shall have full authority and responsibility to act on behalf of Lessee as required in this Work Letter.

5.2 Lessor’s Representative. Prior to commencement of construction of the Lessee Improvements, Lessor shall designate a representative with respect to the matters set forth in this Work Letter, who, until further notice to Lessee, shall have full authority and responsibility to act on behalf of Lessor as required in this Work Letter.

5.3 Time of the Essence in this Lessee Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Lessee is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Lessor’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Lessee and the next succeeding time period shall commence.

5.4 Lessee’s Default. Notwithstanding any provision to the contrary contained in this Work Letter, if a Breach by Lessee under the Lease, or a default by Lessee under this Work Letter, has occurred at any time before completion of the Lessee Improvements, then (a) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to withhold payment of all or any portion of the Lessee Improvement Allowance, and (b) all other obligations of Lessor under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

5.5 Delay Event. Notwithstanding any term or provision contained in this Work Letter or the Lease, in the event Lessee is delayed in its construction of the Lessee Improvements as a direct result of a Delay Event (as that term is defined below), provided that said Delay Event actually prevents Lessee from substantially completing construction of the Lessee Improvements in the Premises by December 1, 2016 and Lessee provides written notice to Lessor of the occurrence of such Delay Event as provided below, then the Commencement Date (and any abatement period affected thereby) shall be extended one (1) day for each day that Lessee proves (with commercially reasonable evidence) that the Lessee Improvements would have been substantially completed by December 1, 2016, but for such Delay Event.

For purposes of this Lease, a “Delay Event” shall mean any actual delay to the extent reasonably resulting from the acts or omissions of Lessor or Lessor’s agents, officers, employees or contractors, including, but not limited to, (i) any failure of Lessor to timely approve or disapprove in accordance with the terms of the Lease and/or this Work Letter any Construction Drawings or provide any authorizations or approvals required from Lessor (and so requested by Lessee in writing) for the completion of the construction of the Lessee Improvements or to approve or disapprove any contractors, subcontractors or other person whose engagement or retention by Lessee requires Lessor approval, provided that if no specific time period is provided in this Work Letter or the Lease with respect to such authorizations or approvals, the time period in which Lessor shall be required to provide or withhold such authorizations or approvals shall be ten (10) business days after Lessor’s receipt of a request therefor from Lessee; (ii) any unreasonable and material interference by Lessor, its agents or contractors with the completion of the Lessee Improvements; (iii) any failure of

Lessor to make the Premises reasonably available to Contractor in accordance with the terms of the Lease; (iv) any failure of Lessor to provide Contractor and/or Lessee with reasonably adequate access to the Premises in accordance with the terms of the Lease and this Work Letter; or (v) any failure of Lessor to cause utility services to be provided to the Premises to the extent such utility services are available on commercially reasonable terms. Notwithstanding the foregoing, a Delay Event shall only be deemed to occur if Lessee delivers written notice to Lessor of such Delay Event within two (2) business days following the occurrence thereof and Lessor fails to cure such alleged Delay Event within such two (2) business day period.

EXHIBIT C

RULES & REGULATIONS

1.	Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2.	Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Building, the Project and/or their occupants.

3.	Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Building or the Project.

4.	Lessee shall not keep animals or birds within the Building and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5.	Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6.	Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

7.	Lessee shall not deface the walls, partitions or other surfaces of the Premises, Building or Project.

8.	Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Building.

9.	Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed or except as otherwise permitted in Lessee’s lease with Lessor (the “Lease”).

10.	Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

11.	No Lessee, employee or invitee shall go upon the roof of the Building unless for activities relating to installation, maintenance or repair of any satellite dish, antennas or cables for Lessee’s business which are permitted under the Lease and performed by authorized, licensed and insured contractors.

12.	Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable government agencies as non-smoking areas.

13.	The Premises shall not be used for lodging, cooking or food preparation except for food preparation and cooking for the benefit of Lessee’s employees.

14.	Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable government agencies.

15.	Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

16.	Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

17.	Lessor reserves the right to make such other reasonable, non-discriminatory rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Building and its occupants. Lessee agrees to abide by these and such rules and regulations.

18.	In the event of any conflict between the terms of these Rules and Regulations and the terms of the Lease, the terms of the Lease shall control.

PARKING RULES AND REGULATIONS

1.	Parking areas shall be used only for parking by vehicles no larger than full size, passenger automobiles and for no other purpose. No storage of any items including but not limited to trucks, trailers, shipping/storage containers, boxes and pallets shall be permitted in either the parking areas or the Common Areas.

2.	Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3.	Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such device(s).

4.	Lessor reserves the right to relocate all or a part of parking spaces within the parking area serving the Building and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

5.	Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

6.	Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

7.	The maintenance, washing, waxing or cleaning of vehicles in the parking areas or Common Areas is prohibited.

8.	Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

9.	Lessor reserves the right to modify these rules and/or adopt such other reasonable, non-discriminatory rules and regulations it may deem necessary for the proper operation of the parking area.

10.	Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

11.	In the event of any conflict between the terms of these Parking Rules and Regulations and the terms of the Lease, the terms of the Lease shall control.

EXHIBIT D

CONFIRMATION OF SQUARE FOOTAGE OF PREMISES (AND RELATED ITEMS)

Date:

To:	2383 UTAH, LLC

Re:    Standard Industrial/Commercial Multi-Tenant Lease—Net dated                     ,                     between 2383 Utah, LLC, a Delaware limited liability company (“Landlord”) and Kite Pharma, Inc., a Delaware corporation (“Tenant”), concerning 2383 Utah Avenue, El Segundo, California.

In accordance with the terms of the Lease, we wish to advise and/or confirm as follows:

1.	That, based upon the approved Final Space Plan, the rentable square footage of the Premises is .

2.	Base Rent payable by Tenant throughout the Term shall be as set forth below:

[INSERT BASE RENT TABLE]

3.	That Lessee’s Share with respect to the Building is % and Lessee’s Share with respect to the Project is %.

4.	The Lessee Improvement Allowance is $ .

5.	The Test-Fit Cap is $ .

6.	Letter of Credit Amount is $ .

TENANT:	KITE PHARMA, INC.,
a Delaware corporation

By:
Name:
Its:
Dated:

[Confirmation by Landlord]

2383 UTAH, LLC, a Delaware limited liability company

By:	2383 Utah Industrial Capital, LLC,
a California limited liability company,

	By:	Big Utah Partners, LLC,
a California limited liability company its Managing Partner

		By:	Heartland Investments, Inc., a California corporation

By:
Lawrence N. Field, President

SCHEDULE 1

FORM OF IRREVOCABLE LETTER OF CREDIT

(CITY NATIONAL BANK LETTERHEAD)

ISSUE DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

BENEFICIARY:	2383 UTAH, LLC
433 N. CAMDEN DRIVE
BEVERLY HILLS, CA 90210
ATTN: PROPERTY MANAGER

APPLICANT:	KITE PHARMA, INC.
2225 COLORADO AVE
SANTA MONICA, CALIFORNIA 90404
ATTN: CORPORATE CONTROLLER

AMOUNT: TWO MILLION ONE HUNDRED TWENTY-ONE THOUSAND SIX HUNDRED AND 00/100 U.S. DOLLARS ($2,121,600.00)

EXPIRY DATE AND PLACE: DECEMBER 1, 2017 AT CITY NATIONAL BANK, INTERNATIONAL DEPARTMENT, LOS ANGELES, CALIFORNIA

LADIES/GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF THE ABOVE NAMED BENEFICIARY AVAILABLE BY PAYMENT OF YOUR DRAFT(S) AT SIGHT IN THE FORM ATTACHED HERETO AS EXHIBIT 1 WITH APPROPRIATE INSERTIONS AND ACCOMPANIED BY DOCUMENTS AS SPECIFIED BELOW:

1.	THIS ORIGINAL STANDBY LETTER OF CREDIT, AND AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS:

“THE UNDERSIGNED, AN AUTHORIZED SIGNER FOR 2383 UTAH INDUSTRIAL CAPITAL, LLC (HEREINAFTER REFERRED TO AS ‘BENEFICIARY’) CERTIFIES THAT THE AMOUNT OF THE ATTACHED SIGHT DRAFT REPRESENTS FUNDS DUE AND PAYABLE TO BENEFICIARY PURSUANT TO THAT CERTAIN STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE BY AND BETWEEN BENEFICIARY, AS LESSOR, AND KITE PHARMA, INC., AS LESSEE, DATED (INSERT DATE OF LEASE) FOR PREMISES AT 2383 UTAH AVENUE, EL SEGUNDO, CA. BENEFICIARY FURTHER CERTIFIES THAT AN EVENT OF DEFAULT BY

THE TENANT IN THE PERFORMANCE OF ANY OF THE TERMS, PROVISIONS AND CONDITIONS OF THE LEASE HAS OCCURRED AND HAS NOT BEEN CURED. THEREFORE, WE ARE DRAWING THE AMOUNT OF (INSERT AMOUNT OF SIGHT DRAFT) UNDER CITY NATIONAL BANK LETTER OF CREDIT NUMBER (LC NUMBER).”

OR,

“THE UNDERSIGNED, AN AUTHORIZED SIGNER FOR 2383 UTAH, LLC (HEREINAFTER REFERRED TO AS ‘BENEFICIARY’), CERTIFIES THAT WE ARE IN RECEIPT OF A WRITTEN NOTICE FROM CITY NATIONAL BANK OF ITS ELECTION NOT TO EXTEND THE FOLLOWING REFERENCED LETTER OF CREDIT FOR AN ADDITIONAL PERIOD OF ONE YEAR, AND AS OF THE DATE OF THIS DRAWING, WE HAVE NOT RECEIVED AN ACCEPTABLE REPLACEMENT LETTER OF CREDIT FROM KITE PHARMA, INC. THEREFORE, PURSUANT TO THAT CERTAIN STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE BY AND BETWEEN BENEFICIARY, AS LESSOR, AND KITE PHARMA, INC., AS LESSEE, DATED (INSERT DATE OF LEASE) FOR PREMISES AT 2383 UTAH AVENUE, EL SEGUNDO, CA, WE ARE DRAWING THE AMOUNT OF (INSERT AMOUNT OF SIGHT DRAFT) UNDER CITY NATIONAL BANK LETTER OF CREDIT NUMBER (LC NUMBER).”

SPECIAL CONDITIONS:

1. PARTIAL DRAWINGS UNDER THIS LETTER OF CREDIT ARE PERMITTED. IF YOUR DEMAND REPRESENTS A PARTIAL DRAW, WE WILL ENDORSE THE ORIGINAL LETTER OF CREDIT OF SUCH PAID PARTIAL DRAW AND RETURN THE ORIGINAL LETTER OF CREDIT TO YOU BY OVERNIGHT COURIER SEVICE AT THE TIME OF YOUR PARTIAL DRAW PAYMENT FOR ANY FUTURE DRAWS.

2. MULTIPLE PRESENTATIONS ARE ALLOWED.

3. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR FROM THE EXPIRY DATE HEREOF OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE SHALL NOTIFY THE BENEFICIARY BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. HOWEVER, IN THE EVENT SUCH NOTICE IS GIVEN, YOU MAY DRAW THE THEN FULL AVAILABLE AMOUNT OF THIS LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS HEREIN. IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND MARCH 31, 2024, THE FINAL EXPIRATION DATE.

4. PROVIDED THIS LETTER OF CREDIT IS EXTENDED IN ACCORDANCE WITH SPECIAL CONDITION NUMBER 3, THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT DURING ANY AVAILABILITY PERIOD SHALL BE THE LESSER OF:

(1) THE EXISTING AVAILABLE AMOUNT OF THIS LETTER OF CREDIT AS A RESULT OF ANY PRIOR DRAWINGS PAID UNDER THIS LETTER OF CREDIT, AND

(2) THE BELOW SCHEDULED AVAILABLE AMOUNT FOR THAT AVAILABILITY PERIOD, PROVIDED, IN EACH CASE, THAT WE HAVE NOT RECEIVED AT OUR OFFICE PRIOR TO THE APPLICABLE EFFECTIVE REDUCTION DATE AS SET FORTH BELOW, WRITTEN NOTIFICATION FROM THE BENEFICIARY BY OVERNIGHT COURIER SERVICE WORDED AS FOLLOWS: (INSERT DATES)

“I, (INSERT NAME OF SIGNER), AN AUTHORIZED SIGNER FOR (INSERT NAME OF BENEFICIARY) (HEREINAFTER REFERRED TO AS ‘BENEFICIARY’), CERTIFY THAT THE LETTER OF CREDIT REDUCTION SCHEDULED FOR JANUARY 2, 20     , UNDER THAT CERTAIN STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE BY AND BETWEEN BENEFICIARY, AS LESSOR, AND KITE PHARMA, INC., AS LESSEE, IS NOT PERMITTED. THEREFORE, THE SCHEDULED REDUCTION AS OF JANUARY 2, 20     , SET FORTH IN CITY NATIONAL BANK LETTER OF CREDIT NUMBER (LC NUMBER) IS TO BE SUSPENDED PENDING NOTIFICATION TO CITY NATIONAL BANK BY US THAT THE SCHEDULED REDUCTION IS TO BE REINSTATED.”

UPON OUR RECEIPT OF SUCH NOTICE, WE SHALL CONSIDER THE SCHEDULED REDUCTIONS SUSPENDED AND ADVISE THE APPLICANT AND BENEFICIARY ACCORDINGLY.

THE LETTER OF CREDIT REDUCTION SCHEDULE AS SET FORTH BELOW IN THIS LETTER OF CREDIT SHALL BE REINSTATED UPON RECEIPT BY US AT OUR OFFICE OF A WRITTEN NOTIFICATION FROM THE BENEFICIARY BY OVERNIGHT COURIER SERVICE WORDED AS FOLLOWS: (INSERT DATES)

“I, (INSERT NAME OF SIGNER), AN AUTHORIZED SIGNER FOR (INSERT NAME OF BENEFICIARY), HEREBY GIVE CITY NATIONAL BANK AUTHORIZATION RELATING TO CITY NATIONAL BANK LETTER OF CREDIT NUMBER (LC NUMBER) FOR THE REINSTATEMENT OF THE LETTER OF CREDIT AMOUNT REDUCTION SCHEDULED FOR JANUARY 2, 20    , AND ANY SCHEDULED REDUCTION THEREAFTER, SUBJECT TO FUTURE NOTIFICATIONS IN ACCORDANCE WITH PARAGRAPH 4 OF THE LETTER OF CREDIT.”

AVAILABILITY PERIOD	AVAILABLE AMOUNT
FROM LC ISSUE DATE THROUGH JANUARY 1, 2018	USD
JANUARY 2, 2018 THROUGH JANUARY 1, 2019	USD
JANUARY 2, 2019 THROUGH JANUARY 1, 2020	USD
JANUARY 2, 2020 THROUGH JANUARY 1, 2021	USD
JANUARY 2, 2021 THROUGH JANUARY 1, 2022	USD
JANUARY 2, 2022 THROUGH JANUARY 1, 2023	USD
JANUARY 2, 2023 THROUGH JANUARY 1, 2024	USD
JANUARY 2, 2024 THROUGH MARCH 31, 2024	USD

5. THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY BY THE BENEFICIARY. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO CITY NATIONAL BANK’S RECEIPT OF A FULLY COMPLETED BENEFICIARY’S INSTRUCTIONS IN THE FORM ATTACHED HERETO AS EXHIBIT ‘A’, ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. SUCH TRANSFER REQUEST BY THE BENEFICIARY SHALL BE EFFECTIVE BY CITY NATIONAL BANK’S ENDORSEMENT OF THE TRANSFER ON THE ORIGINAL LETTER OF CREDIT AND ITS DELIVERY BY US TO THE TRANSFEREE. TRANSFER FEES ARE FOR ACCOUNT OF THE APPLICANT.

DRAWING DOCUMENTS, INCLUDING THE SIGHT DRAFT, MAY BE PRESENTED TO CITY NATIONAL BANK FOR PAYMENT AT THE BELOW STATED LOS ANGELES ADDRESS BY HAND, SAME DAY MESSENGER, OVERNIGHT COURIER SERVICE OR REGISTERED MAIL WITH RETURNED RECEIPT REQUESTED.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT FROM THE BENEFICIARY REQUEST THAT PAYMENT BE MADE BY TRANFSER TO AN ACCOUNT OR ACCOUNT NUMBER, WE WILL RELY ON SUCH TO FULFIL THE OBLIGATION UNDER THIS STANDBY LETTER OF CREDIT TO EFFECT PAYMENT.

WE HEREBY ENGAGE WITH YOU THAT ALL SIGHT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF PRESENTED FOR PAYMENT AT THE OFFICE OF CITY NATIONAL BANK, INTERNATIONAL DEPARTMENT, 555 SOUTH FLOWER STREET, 24TH FLOOR, LOS ANGELES, CALIFORNIA 90071 ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATION TO THE ATTENTION OF OUR STANDBY LETTER OF CREDIT DEPARTMENT AT THE ABOVE ADDRESS OR PHONE (213) 673-8640, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NUMBER (LC NUMBER).

SINCERELY,

CITY NATIONAL BANK

THIS EXHIBIT 1 IS AN INTEGRAL PART OF IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

SIGHT DRAFT

  DATED:

TO:	CITY NATIONAL BANK
555 SOUTH FLOWER STREET, 24TH FLOOR
LOS ANGELES, CALIFORNIA 90071
ATTN: INTERNATIONAL DEPARTMENT

AT SIGHT, PAY TO THE ORDER OF:

THE SUM OF                                                                                   U.S. DOLLARS

(USD                                         )

DRAWN UNDER LETTER OF CREDIT NO. (LC NUMBER) OF CITY NATIONAL BANK, LOS ANGELES, CALIFORNIA.

(INSERT NAME OF BENEFICIARY)

BY:
(SIGNATURE)

NAME:
(PRINTED NAME)

TITLE:

PAYMENT OF THE AMOUNT SPECIFIED IN THIS DRAFT SHOULD BE MADE BY WIRE TRANSFER TO THE ACCOUNT OF BENEFICIARY AT:

NAME OF BANK:	WITH ABA NUMBER:

ACCOUNT NAME OF BENEFICIARY:

ACCOUNT NUMBER OF BENEFICIARY:

EXHIBIT ‘A’

THIS EXHIBIT IS AN INTEGRAL PART OF CITY NATIONAL BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

TRANSFER INSTRUCTIONS FORM

TO:	DATE:
City National Bank
International Department
555 South Flower Street, 24th Floor
Los Angeles, California 90071

RE: City National Bank Letter of Credit No.	Dated

Ladies/Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address of Transferee)

all rights of the undersigned beneficiary to draw under the above-referenced Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of the Letter of Credit is returned herewith together with any and all amendments, and we ask you to endorse the transfer on the reverse of the Letter of Credit, and forward it direct to the transferee with your customary notice of transfer.

Beneficiary name:	Signature Guaranteed
The beneficiary’s signature with title conforms with that on file with us and as such is authorized for the execution of this document.
Authorized Signature:	Name of Bank:
Name of signer:	Authorized Signature:
Title of signer:	Name of signer:
Title of signer:
Telephone number: